Exhibit 1

SECURITIES AND EXCHANGE COMMISSION

SEC FORM 19-1

TENDER OFFER REPORT

Check the appropriate box:

☐  Initial Filing

☐  Amendment

Amendment No.

Items Amended by the Filing

1.	Exact Name of Subject Company as Specified in its Charter: SM DEVELOPMENT CORPORATION

(a).	15th Floor Two E-Com Center, Harbor Drive MOA Complex, CBP-1A, 1300 Pasay City, Philippines
	Address of Principal Offices		Postal Code

(b)	SEC Identification Number: 56909	(c)	(SEC Use Only)
Industry Classification Code
(d)	BIR Tax Identification Number: 320-000-601-470

2.	SM LAND, INC.
Name of Bidder

(a)	One E-com Center, Harbor Drive, Mall of Asia Complex, CBP-1A, Pasay City
Address of Bidder

3.	Shares of Common Stock
Title or Class of Securities Subject to Tender Offer

Item 1.         Subject Company and Class of Security Subject to the Tender Offer

(a)         The subject company is SM Development Corporation (SMDC), a corporation organized and existing under the laws of the Republic of the Philippines and with securities listed and traded on the Philippine Stock Exchange (PSE), with principal address at the 15th Floor Two E-Com Center, Harbor Drive MOA Complex, CBP-1A, 1300 Pasay City, Philippines.

(b)         As of the date of this Tender Offer Report, SMDC has 9,271,204,239 outstanding shares of common stock (the “Shares”).  Subject to the Terms of the Tender Offer, incorporated herein as Annex “A” and made an integral part of this Tender Offer Report, the Bidder intends to acquire up to one hundred percent (100%) of the Shares.

The Bidder, presently owns 6,043,148,078 or 65.18% of the Shares. Consequently, the subject of this Tender Offer is 3,228,056,161 Shares representing 34.82% of the Shares to be acquired by the Bidder in exchange for SM Prime Holdings, Inc. (“SM Prime”)shares of common stock at an exchange ratio of .472 share of common stock of SM Prime (the “Consideration Share”) for every Share.

Manabat Sanagustin & Co. (“MS& Co.), the local member firm of KPMG International in the Philippines, was engaged by SM Investments Corporation (“SMIC”) to act as the independent financial advisor (“IFA”) to the Audit and Risk Management Committee of SMIC in relation to SM Land Inc.’s (“SM Land” or the “Bidder”) valuation of its acquisition of a 100% equity stake in SMDC.  SMIC owns 64% of the outstanding shares of stock of SM Land.  SM Land will swap its shares in SM Prime in exchange for the acquisition of the Shares.  SMIC determined a share swap ratio of .472 SM Prime share for every Share.  It was MS&Co.’s role as the IFA to assess the fairness of the swap ratio by conducting its own valuation of the two companies, determining a fair range of values for each and then estimating the corresponding swap ratio. The valuation of SM Prime and SMDC, as a going concern, is as of March 31, 2013 (“Valuation date”).

MS& Co. opined on May 30, 2013 that the share-for-share swap ratios between SM Prime and SMDC is fair from a financial point of view.

MS & Co. made use of, among others, (i) information provided by SM Prime and SMDC; and (ii) information from third-party sources including Capital IQ, the Philippine Stock Exchange, Bloomberg, Factiva, Bureau of Treasury, Damodaran Online, and Bloomberg. The valuation methodologies used by MS & Co. in establishing the fair range of values included, among others, the Cost Approach, Enterprise value-to-EBITDA multiple, Income approach, Market Approach, SMPH’s market closing price as of the Valuation Date, and both SMDC’s and SM Prime’s 60-day weighted average closing price.  MS & Co.’s fairness opinion does not contain and has no intention of forming an opinion as to the strategic, operational, or commercial merits of the transactions. The reports were based on the information prepared and submitted by SM Prime and SMDC.

Capitalized terms used in this Tender Offer Report and not otherwise defined herein shall have the same meaning ascribed to it in the attached Terms of the Tender Offer.

(c)          The principal market for the Shares is the Philippine Stock Exchange (the “PSE”).  The high and low prices of the Shares on the PSE for each quarterly period during the past two years are as follows:

	First Quarter		Second Quarter		Third Quarter		Fourth Quarter
Year	High	Low	High	Low	High	Low	High	Low
2013	9.52	5.91
2012	6.88	6.16	6.73	6.00	6.50	5.98	6.37	5.72
2011	7.81	5.91	8.40	6.83	8.95	6.50	8.04	6.65

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Item 2.         Identity and Background of the Bidder

The party making this tender offer is SM Land, Inc. (‘SM Land’ or the “Bidder”).

SM Land is a corporation organized and existing under Philippine laws with principal place of business at One E-com Center, Harbor Drive, Mall of Asia Complex, CBP-1A, Pasay City.

SM Land is engaged in investing in shares of stock of other companies, as well as leasing and subleasing certain property and equipment.  SM Investment Corporation (SMIC), a corporation organized and existing under the laws of the Republic of the Philippines and with securities listed and traded on the PSE, owns 64% of outstanding capital stock of the Bidder.

Below is a list of the Bidder’s directors and executive officers:

Name	Position
Henry Sy, Sr.	Chairman of the Board
Felicidad T. Sy	Director
Teresita T. Sy	Director
Henry T. Sy, Jr.	Vice Chairman/President
Hans T. Sy	Director
Elizabeth T. Sy	Director
Herbert T. Sy	Director
Harley T. Sy	Treasurer
Grace F. Roque	Assistant Treasurer
Gema O. Cheng	Chief Financial Officer
Corazon I. Morando	Corporate Secretary
Arthur A. Sy	Assistant Corporate Secretary

During the last five (5) years, the Bidder has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, domestic or foreign, which resulted to an order, judgment or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities, commodities or banking.

During the last five (5) years, no executive officer nor director of SM Land, nor  any person controlling SM Land, nor any executive officer or director of any corporation ultimately in control of SM Land, has not been convicted in any criminal proceeding or was a party to any civil proceedings of a judicial or administrative body of competent jurisdiction, domestic or foreign.

Item 3.         Purpose of the Tender Offer and Plans or Proposals of the Bidder

This Tender Offer is carried out as part of a reorganization to consolidate the real estate holdings and interest of the companies that are controlled by the SM Group (the “Reorganizaton”). The Reorganization is undertaken to:

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Create an integrated real estate platform to further enhance the value of the SM Group’s real estate businesses

New SM Prime will build on the strong track record of its component businesses, including being the number one shopping mall developer and operator in the Philippines based on GFA, a leading residential developer in the Philippines in terms of condominium units sold, and operating growing office, hotel and leisure segments.  New SM Prime is expected to be one of the largest real estate companies listed in Southeast Asia and on the PSE in terms of market capitalization. New SM Prime’s increased free float adjusted market capitalization should translate into greater trading liquidity and increased weighting in regional indices. New SM Prime is expected to have a significant growth pipeline as underscored by its large and diversified land bank consisting of a pro-forma area of approximately 920 hectares of retail, commercial, and residential land in prime locations across the Philippines, which SM Prime believes will be among the largest in the country. In addition, SMIC has granted a non-binding right of first refusal to SM Prime to purchase additional land from SMIC to support further development initiatives.

New SM Prime is expected to have a strong mix of recurring income from its mall and office operations, and profit from development activities from its residential operations. On a pro forma basis, taking into account the effects of the Exchange Offers and the Reorganization (as discussed in more detail in “Pro Forma Financial Information”), 73.6% of New SM Prime’s net income for 2012 was derived from recurring sources. SM Prime believes it will have the opportunity to accelerate its growth by participating in higher growth and higher-return development opportunities in the residential, commercial, hospitality and tourism sectors due to its fully integrated real estate platform.

New SM Prime intends to leverage on the diverse skill sets of each of its component companies to extract optimal value across the real estate value chain. SM Prime believes it can maximize existing plots of its retail developments that may be underutilized or unutilized by adding residential, commercial and hospitality developments. SM Prime also believes it will have greater flexibility to undertake more large scale integrated mixed use developments such as the 60-hectare Mall of Asia (“MOA”) complex, which are typically built on a larger scale, have more efficient use of land and, in general, are expected by SM Prime to achieve higher overall rates of return and profit margins.  New SM Prime intends to replicate the MOA complex’s successful development strategy in other parts of the Philippines. New SM Prime has begun this process with the development of a new mixed used development, the 30-hectare South Road property in Cebu, known as SM Seaside City.

Simplify corporate structure and increase organizational efficiencies

New SM Prime expects to benefit from an increase in organizational efficiencies and to extract synergies among the component companies. New SM Prime also expects to have access to a larger pool of managerial talent with a strong track record and experience across several real estate classes working together under one entity to focus on maximizing the potential synergies of the new company.  New SM Prime expects to take a more coordinated approach and better utilize its resources.  For example, future land acquisitions will be done at the New SM Prime level, with a more holistic view of developing mixed used developments instead of individual properties or projects.  New SM Prime intends to better utilize the component companies land bank by increasing communication and coordination within the group. New SM Prime expects to benefit from the enlarged group structure by achieving economies of scale resulting in greater bargaining power with its extensive supplier network. In addition, New SM Prime expects to be able to better leverage and further enhance the already strong ‘SM’ brand through a more coordinated brand management effort. Rationalization of the selling and general administrative functions is also expected to reap significant cost synergies for New SM Prime.

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Enhanced ability to capitalize on strong economic fundamentals of the Philippines’ property, consumer and tourism sectors

The government of the Republic of the Philippines (the “Government”) is targeting GDP growth of approximately 7 — 8%, which will make the Philippines one of the fastest growing economies in the world. GDP per capita based on purchasing power parity is expected to grow at an average rate of 6.6% from 2013 to 2017 according to Economic Intelligence Unit (“EIU”). The Philippines has a favorable demographic profile, including the second largest population in Southeast Asia and the 12th largest population in the world. It has the lowest median age of 23.3 years and second largest population growth amongst the neighboring countries of Malaysia, Vietnam, Indonesia, Singapore and Thailand, according to CIA World Factbook. SM Prime believes that a growing, young and increasingly affluent Philippine population will help drive growth in its recurring income from mall operations as well as drive sales in the residential development segment.

The Philippines is currently enjoying a low-interest rate environment.  This is supported by the recent sovereign credit upgrade to investment grade status as well as a benign inflation outlook, which is expected to remain around 4% based on consumer price index until 2015, according to Global Insight. Commercial lending rates are also expected to remain low for the remainder of 2013, at a rate of approximately 6.8%, according to EIU. The continual improvement of mortgage financing terms, including the rate of interest as well as length of the loan term, combined with low household borrowing levels is expected to result in greater affordability of home ownership among the Filipino population. The housing need in the Philippines is expected to reach 5.7 million in 2016, at a CAGR of 32.9% between 2011 and 2016, according to the Housing and Urban Development Coordinating Council (“HUDCC”). SM Prime believes that the favorable lending environment along with the expected housing need in the Philippines will provide a sustainable demand for the residential segment as well as allow it to borrow money on favorable terms to fund its future growth plans.

OFW remittances and the strong BPO sector have been key components to the Philippine growth story.  OFW remittances have remained strong in recent years, even during the recent global financial crisis.  OFW remittances are expected to grow at a CAGR of 7% between 2013 and 2017 according to EIU. Strong OFW remittance is a key driver in the growth of the Philippine residential property market as OFWs tend to seek out property investments and provide housing for their families back home. By 2016, the Philippine IT-BPO and global in-house center industry is expected to grow to U.S.$25 billion in revenue from U.S.$$11 billion in 2011, representing a CAGR of 18%, according to the Business Processing Association of the Philippines. This growth in the BPO sector is expected to provide strong support for demand in the office segment, which New SM Prime plans to target with its E-Com and Cyber office developments.

It is expected that the Philippines will experience an increase in tourist arrivals in the near future, something which is widely believed to be long overdue with the Philippines lagging behind neighbouring countries despite its strategic location and attractive tourist offerings.  In response, the Government has committed a total of U.S.$700 million worth of infrastructure investments to support the tourism industry in 2013 and 2014. The Department of Public Works and Highways will be building roads in areas identified in the national tourism plan in order to improve the travel experience for tourists. As a result, tourist arrivals are forecasted to grow at a CAGR of 7% between 2013 and 2017 according to EIU. In addition, the Philippines’ growing per capita income bodes well for domestic tourism.  This expected increase in foreign and domestic tourist arrivals in the Philippines should benefit the hospitality and tourism industries, sectors that New SM Prime will be acutely focused on with its hotels and leisure projects.

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Further strengthen the balance sheet and provide enhanced capital raising flexibility

SM Prime believes that it will be able to create a more financially sound and profitable company following the Reorganization. New SM Prime is expected to approximately double its existing asset base from ~~P~~148.1 billion as of December 31, 2012 to ~~P~~284.1 billion on a pro-forma basis. The new company is also expected to achieve a lower leverage ratio (net debt / equity) of 40.4% on a pro forma basis from the current 58% of SM Prime as of December 31, 2012. Cash flow is expected to strengthen under New SM Prime, with EBITDA increasing by 33% from ~~P~~20.7 billion for the year ended December 31, 2012 to ~~P~~27.5 billion on a pro forma basis.  New SM Prime believes it will be able to achieve better financial economies of scale, allowing it to lower its borrowing costs and cost of capital due to its larger size, liquidity and asset diversification.  Such lower borrowing costs and cost of capital should help New SM Prime to accelerate major organic and inorganic growth initiatives on more favorable terms than it could without the impact of the Reorganization.

The key steps in the Reorganization are as follows:

•                  SM Land, as stockholder of SM Prime, will launch a tender offer to acquire up to 100% of the outstanding capital stock of SMDC and Highlands Prime by transferring all or part of its SM Prime shares to the tendering stockholders of SMDC and Highlands Prime, in exchange for the shares of stock of SMDC and Highlands Prime.  Unless the tender offer period is extended by SM Land and such extension is approved by the SEC, The tender offer is expected to be settled on July 19,  2013;

•                  The following stockholders of SMDC and Highlands Prime have undertaken to tender their respective SMDC and Highlands Prime shares of stock in exchange for SMPH shares:

SMDC Stockholder	Number of SMDC Shares	Percentage of Ownership
Syntrix Holdings, Inc,	663,350,828	7.155%
Sysmart Corp.	481,495,721	5.193%
Sybase Equity Investments Corp.	110,943,856	1.197%
SM Investments Corp.	11,683,813	0.126%
Sy Family	667,055,940	7.190%

Current Shareholding of SM Land	6,043,148,078	65.182%

TOTAL	7,977,678,236	86.048%

Highlands Prime Stockholder	Number of Highlands Prime Shares	Percentage of Ownership
Belle Corporation	804,557,877	35.818%
SM Investments Corp.	453,675,866	20.197%
Sysmart Corp.	396,495,101	17.651%
SMDC	337,911,101	15.043%
Sy Family	27,040,000	1.205%

TOTAL	2,019,679,945	89.914%

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Upon commencement of the tender offer, SMDC and Highlands Prime will initiate a voluntary delisting process with the PSE in accordance with the PSE Rules on Delisting.

The Board of Directors and stockholders of SM Prime will conduct their respective meetings in order to approve the following:

1.              The merger of SM Land and SM Prime (the “Merger”) pursuant to Title IX (Merger and Consolidation) of Batas Pambansa Blg. 68, otherwise known as the Corporation Code of the Philippines and Section 40 (C)(2) of the National Internal Revenue Code, as amended, with SM Prime as the surviving entity(the “New SM Prime”);

2.              The Plan of Merger which will include the amendment of the articles of incorporation of SM Prime as the surviving entity of the Merger, in order to: (a) change its primary purpose to include the business of SM Land; and (b) increase its authorized capital stock 20,000,000,000 to 40,000,000,000 shares of common stock;

;

3.              The issuance of equivalent amount of SM Prime shares of stock to SMIC, Mountain Bliss Resort & Development Corp. (“Mountain Bliss”) and the Sy Family, in exchange for the latter’s shares in the following companies with their corresponding shareholding interest (the “Share for Share Swap”):

NAME OF COMPANY TO BE ACQUIRED		STOCKHOLDER	NO. OF SHARES HELD	PERCENTAGE OF OWNERSHIP

1	Prime Metroestate, Inc. (formerly Pilipinas Makro Inc.)	SMIC	271,297	10.00%

2	Rappel Holdings, Inc.	SMIC	1,356,500 (ownership of Rappel Holdings, Inc.in Prime Metroestate, Inc.	50.00% indirect ownership in Prime Metroestate, Inc. (100% ownership of Rappel Holdings, Inc.)

3	Prime Central Limited	SMIC	1,085,196 (ownership of Panther (BVI) Ltd., a 100% subsidiary of Prime Central Limited, in Prime Metroestate, Inc.)	40.00% indirect ownership in Prime Metroestate, Inc. (100% ownership of Prime Central, Limited)

4	Tagaytay Resort Development Corporation	SMIC	139,999	33.33%

	Tagaytay Resort Development Corporation	Sy Family	175,001	41.67%

5	SM Hotels and Conventions Corporation	SMIC	10,999,995	100.00%

6	SM Arena Complex Corporation	SMIC	3,999,995	100.00%

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NAME OF COMPANY TO BE ACQUIRED		STOCKHOLDER	NO. OF SHARES HELD	PERCENTAGE OF OWNERSHIP

7	Costa Del Hamilo Inc.	Mountain Bliss	4, 157,495	100.00%

4.              The issuance of additional and equivalent amount of SM Prime shares of stock to SMIC in exchange for the following real estate properties (“Property for Share Swap”):

Properties/Developments	Classification	Location	GFA (sq. m.)/ No. of Rooms*	Asset Type
Taal Vista Hotel	Land and Building	Tagaytay	47,707 261*	Hospitality
Radisson Cebu Hotel	Building	Cebu	396*	Hospitality
Pico Sands Hotel	Building	Batangas	154*	Hospitality
SMX Convention Center	Building	Pasay	51,097	Hospitality
MoA Arena	Building	Pasay	67,536	Hospitality
MoA Arena Annex	Building	Pasay	95,273	Commercial
Corporate Office	Building	Pasay	46,883	Commercial
Casino and Waste Water Treatment Plant	Building	Tagaytay	19,394	Commercial
Tagaytay	Land	Tagaytay	132,992	Land
EDSA West	Land	North Edsa, QC	2,910	Hospitality
Park Inn Davao	Building	Davao	204*	Hospitality

A vote of the stockholders owning at least two thirds (2/3) of the outstanding capital stock of SM Prime is required for the above transactions to be approved. The following stockholders of SM Prime have undertaken to vote favorably to the above matters to be taken up during the special stockholders’ meeting to be conducted by SM Prime:

SM Prime Stockholder	Number of SM Prime Shares	Percentage of Ownership
SM Land	7,116,954,491	40.964%
SM Investments Corp.	3,761,791,190	21.652%
PCD Nominee Corporation- Non Filipino	1,141,121,514	6.568%
Sysmart Corporation	36,483,131.210%
Sy Family	18, 685, 337.108%

Total	12,073,002,553	69.501%

The Merger, including the Plan of Merger, the Share for Share Swap and the Property for Share Swap are then expected to be approved by the stockholders of SM Prime during its special stockholders’ meeting.

On May 30, 2013, the Board of Directors and stockholders of SM Land will conducted their respective meetings and approved the Merger; and Subsequent to the approval by the stockholders of SM Prime, the application for approval on the Merger, Share for Share Swap and Property for Share Swap is expected to be filed with the PSEC and

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the application for listing of the SM Prime shares of stock issued pursuant to the Merger, Share for Share Swap and Property for Share Swap shall be subsequently filed with the PSE.

The completion of the Reorganization shall have the following effects:

•                       SM Prime and SM Land shall become a single corporation, with SM Prime as the surviving corporation designated in the Plan of Merger. The separate existence of SM Prime and SM Land shall cease.  The surviving entity SM Prime shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of each of SM Prime and SM Land; and all property, real or personal, and all receivables due on whatever account, including subscriptions to shares and other choses in action, and all and every interest of, or belonging to, or due to each of SM Prime and SM Land, shall be transferred to and vested in SM Prime without further act or deed;

•                       In addition, SM Prime will effectively own the following real and personal properties of the SM Group:

•                        At least 84% direct interest in SMDC

•                        At least 89% direct interest in Highlands Prime

•                        10% direct interest and 90% indirect interest  in Prime Metroestate, Inc.

•                        100% direct interest in SM Hotels and Conventions Corporation

•                        100% direct interest in SM Arena Complex Corporation

•                        100% direct interest in Costa Del Hamilo Inc.

•                        75% direct interest and 25% indirect interest (via SMDC) in Tagaytay Resort Development Corporation; and

•                        The following real assets that were previously owned by SMIC:

•              Taal Vista Hotel

•              Radisson Cebu Hotel

•              Pico Sands Hotel

•              SMX Convention Center

•              MoA Arena

•              MoA Arena Annex

•              Corporate Office

•              Casino and Waste Water Treatment Plant

•              Tagaytay

•              EDSA West

•              Park Inn Davao

•                  Post reorganization, the corporate structure and shareholdings of SM Prime, SM Land, SMDC, Highlands Prime and other real estate companies of the SM Group are as follows:

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Note: New SM Prime will also have a non-binding Right of First Refusal to purchase major additional land and real estate properties from SMIC

1 Assuming full acceptance rate of the tender offers; 2 Companies - Prime Metro Estate Inc., Tagaytay Resort & Development Corporation, SM Hotels and Conventions Corporation, SM Arena Complex Corporation, Costa Del Hamilo Inc.; Assets - Taal Vista hotel, Radisson Cebu Hotel, MoA Arena, etc

Item 4.   Interest in Securities of the Issuer

The subject of this Tender Offer is  3,228,056,161 Shares representing 34.82% of the Shares at a consideration of .472 SM Prime Share per Share held by various individual and corporate shareholders and stock brokerages.  The beneficial interest as of March 31, 2013  in the Shares of the Bidder and by each associate and affiliates of the Bidder are as follows:

Name	Relationship with Bidder	Number of Shares	Percentage
Syntrix Holdings, Inc,		663,350,828	7.155%
Sysmart Corp.		481,495,721	5.193%
Sybase Equity Investments Corp.		110,943,856	1.197%
SM Investments Corp.	Parent Company	11,683,813.126%
Sy Family	Stockholders	667,055,940	7.190%
Current Shareholding of SM Land		6,043,148,078	65.182%

TOTAL		7,977,678,236	86.048%

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There is no transaction in the Shares which is the subject of the Tender Offer that was effected during the past sixty (60) days by the Bidder or any of its associates and affiliates.

Item 5.         Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

There are no contracts, arrangements, understandings or relationships among the entities named in Item 2 and between such entities and any person with respect to any of the Shares, including but not limited to transfer or voting of any of the securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies, naming the person with whom such contracts, arrangements, understandings or relationships have been entered into.  No securities of SMDC are pledged or otherwise subject to a contingency the occurrence of which would give another person voting power or investment power over such securities.

Item 6.   Materials to be Filed as Exhibits

The following tender offer materials will be published or sent or made available to security holders by the Bidder:

(a)         This Tender Offer Report (SEC Form 19-1);

(b)         Notice to Stockholders of SMDC regarding Tender Offer (Exhibit “A”);

(c)          Exchange Offer Memorandum (Exhibit “B”) in compact disc form shall be sent to the stockholders, hard copies will be available upon request;

(d)         Application to Tender Shares of SMDC (Exhibit “C”)

With the following inclusions:

Terms of the Tender Offer (Annex “A”)

Form of Irrevocable Power of Attorney for Individual Stockholders (Annex “B”)

Form of Board Resolution for Corporate Stockholders (Annex “C”)

Form of Partnership Resolution for Partnership Stockholders (Annex “D”)

Form of Affidavit of Loss (Annex “E”)

(e)          Instructions To Participating Brokers (Exhibit “D”)

(f)           Affidavit of Publication of the Intent to Tender to Shareholders of SMDC;

(g)          Affidavit of publication in the newspaper of general circulation in the Philippines on the date of commencement of the tender offer and for two (2) consecutive thereafter;

(h)         Certification that the SMPH Consideration Shares owned by the Bidder are sufficient to satisfy full acceptance of the tender offer (Exhibit “E”);  and

(i)             Summary of the Fairness Opinion report (Exhibit “F”).

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SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this report is true, complete and correct.  This report is signed in the City of                                                                   on May 31, 2013.

By:
(Signature)

(Name/Title)

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EXHIBIT “ A ”

TO ALL STOCKHOLDERS OF SM DEVELOPMENT CORPORATION:

Please be advised that SM Land, Inc. has filed a Tender Offer Report in SEC Form 19-1 with the Securities and Exchange Commission (the “Commission”) and the Philippines Stock Exchange (the “PSE”) pursuant to Section 19 of the Securities Regulation Code in connection with its intention to acquire 100% of the outstanding common shares (the “Shares”) of SM Development Corporation (“SMDC”).

The terms of the tender offer are as follows:

Party Making the Tender Offer

SM Land, Inc. (“SM Land” or the “Bidder”)

Subject Company

SM Development Corporation (“SMDC”)

Subject Shares

The Bidder intends to acquire one hundred percent (100%) of the outstanding shares of common stock of SMDC (the “Shares”).  The subject of this Tender Offer is 3,228,056,161 Shares representing 34.82%  of the Shares (the “Tender Offer Shares”)

Tender Offer Consideration

The Tender Offer Shares shall be acquired by the Bidder in exchange for SM Prime Holdings, Inc. (“SM Prime”)shares of common stock at an exchange ratio of .472 share of common stock of SM Prime (the “Consideration Share”) for every Share.  Any resulting fractional share, shall be paid in cash by Bidder at the Crossing Price of the Consideration  Shares.

Crossing Price

The Crossing Price was determined by computing the 1-month volume weighted average price (“VWAP”) of the Shares and the Consideration Shares ending March 31, 2013, respectively.  The Crossing Prices are ~~P~~ 8.303  per share for the Shares, and ~~P~~ 18.660 per share for the SM Prime shares or the Consideration Shares.

Eligible Shareholders

Any registered owner of any number of Tender Offer Shares as of any date during the Tender Offer Period, as hereinafter defined, is entitled to transfer its/his/her Tender Offer Shares to the Bidder subject to and in accordance with these Terms of the Tender Offer.

Tender Offer Period

The Tender Offer Period shall commence on June 4,2013 at 9:30 a.m. and end on July 9, 2013 at 12:00 noon, unless extended by the Bidder upon approval by the Securities and Exchange Commission (“SEC” or the “Commission”).  The following is the schedule of the tender offer for the Shares:

June 4, 2013 (9:30 am)	-	Commencement of the Tender Offer Period

July 9, 2013 (12:00 noon)	-	End of Tender Offer Period

July 16, 2013	-	Acceptance of Shares Tendered and Report on Results

July 16, 2013	-	Cross Date (Sale of Shares on the Philippine Stock Exchange [the “PSE”])

July 19, 2013	-	Settlement Date

Application to Tender Shares

Stockholders who wish to offer all or a portion of their Shares (the “Tendering Shareholder”) for sale to the Bidder may do so by securing an Application to Tender Shares form (the “Application”) from the Tender

SMDC Publication

Offer Agent and submitting a duly accomplished Application together with the following documentary requirements to the Tender Offer Agent:

For certificated Shares, original  SMDC  stock certificates duly endorsed; to be verified by the Tender Offer Agent with Professional Stock Transfer, Inc., the stock transfer agent of  SMDC, as valid and authentic certificates, additionally:

For Individuals:

(i)                     For shareholders acting through an attorney-in-fact, a duly notarized Irrevocable Power of Attorney (in substantially the form attached as Annex B to the Application, which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC).  For married individuals who are Philippine citizens, their respective spouses must sign the space provided in the Irrevocable Power of Attorney to indicate marital consent to the sale of the Shares.

(ii)                  Photocopies of two (2) valid identification cards showing the Applicant’s signature and photograph, i.e., driver’s license, tax identification card, Social Security System/Government Services Insurance System card, or passport.

(iii)               Duly accomplished signature card containing the specimen signature of the Applicant.

For Corporations:

(i)                     Notarized Board Resolution (in substantially the form of the Secretary’s Certificate attached as Annex C to the Application, which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC) authorizing the sale of the Shares, designating signatories for the purpose and indicating the specimen signatures of those signatories.

(ii)                  Copy of the SEC Registration or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

(iii)               Copy of latest Articles of Incorporation and By-Laws of the Applicant or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

(iv)              Duly accomplished signature card containing the specimen signature of the Applicant’s designated authorized signatories and verified by the Applicant’s Corporate Secretary or equivalent person having official custody of company records.

(v)                 Copy of latest General Information Sheet (GIS) filed with SEC and certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

For Partnership:

(i)                     Copy of SEC Registration or equivalent constitutive document certified as true copy of the original by the Partnership Secretary or equivalent person having official custody of the partnership records.

(ii)                  Copy of the latest Articles of Partnership of the Applicant or equivalent constitutive document certified as true copy of the original by the Partnership Secretary or equivalent person having official custody of the partnership records.

(iii)               Notarized Partnership Resolution (in substantially the form of the Partners’ Certificate attached as Annex D to the Application, which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC) authorizing the sale of the Shares, designating signatories for the purpose and indicating the specimen signature of the signatories.

(iv)              Duly accomplished signature card containing the specimen signature of the Applicant’s designated authorized signatories and verified by the Applicant’s Partnership Secretary or equivalent person having official custody of the partnership records.

For Tendering Shareholders whose stock certificate/s covering the Share/s is/are lost, such shareholder(s) should submit to the Tender Offer Agent the following:

(i) one (1) original copy of a duly notarized affidavit of loss (in substantially the form of Annex E to the Application which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC); (ii) copy of the affidavit of loss as published in a newspaper of general circulation; (iii) affidavit of publication (of affidavit of loss); and (iv) bond in the amount of twice the closing price per share of the  SMDC  shares as of the date of execution of the affidavit of loss, multiplied by the number of shares covered by each lost stock certificate.

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To ensure that the Tender Offer Agent receives the Shares in scripless form within the Tender Offer Period, the Tendering Shareholders should submit the required documents:

(i)For certificated Shares, to the Tender Offer Agent, at least 5 trading days before the end of the Tender Offer Period, or on or before July 2, 2013, to allow for lodgement of the shares with the Philippine Central Depository Nominee Corporation (“PCD”) before the end of the Tender Offer Period; or

(ii) For shares lodged with their PCD Participant, to their stockbroker or custodian (the “PCD Participant”), at least 3 trading days before the end of the Tender Offer Period or, on or before July 4, 2013, to allow for the electronic transfer of the Shares to the Tender Offer Agent before the end of the Tender Offer Period; or

(iii) For lost stock certificate/s, to the Tender Offer Agent, on or before June  25, 2013, to allow for the issuance of new stock certificate and the lodgement thereof with the PCD before the end of the Tender Offer Period.

In addition to the documentary requirements above, Tendering Shareholders whose Shares are lodged with the PCD should instruct their brokers to electronically transfer their Shares to the Tender Offer Agent.

Payment of Consideration

The Consideration Shares shall be transferred on Settlement Date.  On Settlement Date, the Tender Offer Agent shall electronically transfer the Consideration Shares to the Tendering Shareholders through the designated PCD Participant nominated by each of the Tendering Shareholder in their respective Application.

Checks representing the cash payment for fractional shares shall be available for pick-up at the office of BDO Unibank, Inc. Trust and Investments Group at the 15th Floor, South Tower, BDO Corporate Center, 7899 Makati Avenue, Makati City, five (5) business days after the Settlement Date of the Tender Offer Period or on  July 26, 2013.  Checks which remain unclaimed after 30 calendar days from July 2, 2013 shall be mailed to the Tendering Shareholder at his/her/its own risk.

Acceptance of Shares

All Shares validly tendered by Tendering Shareholders of SMDC under this Tender Offer shall be accepted for payment by the Bidder.  The Shares shall be deemed accepted by the Bidder on  July 16, 2013 (the “Closing Date”) subject to the condition that the Bidder shall have obtained all corporate, contractual and regulatory approvals, consents and authorizations for the purchase by the Bidder of the Shares.

Withdrawal of Securities and Manner of Payment

The Shares tendered may be withdrawn by the stockholder of record at any time during the tender offer period by submitting a written request for the tendered Shares to the Tender Offer Agent and surrendering the receiving copy of the Application signed by the Tender Offer Agent.   The last day to withdraw tendered Shares shall be on July 9, 2013, at 12:00 noon.

Shares shall be returned in the same form it was received, to the PCD Participant (if previously lodged with the PDC Participant) or to the tendering stockholder (if previously certificated), within ten (10) trading days from the end of the Tender Offer Period. The cost of returning the Shares shall be borne by the shareholder making the withdrawal.

Taxes and Other Expenses

For this Tender Offer, the expenses enumerated below in relation to the conveyance of the Tender Offer Shares to the Bidder, except for lodgement expenses in relation to certificated shares tendered by a Tendering Shareholder and any applicable value-added tax on such lodgement expenses, and expenses as enumerated below in relation to the conveyance of the Consideration Shares in scripless form from the Bidder to the Tendering Shareholder, shall be for the Bidder’s account.

The following customary selling charges typically payable by Tendering Shareholders for the transfer of the Tender Offer Shares to the Bidder shall be borne by the Bidder, and shall be based on the Crossing Price of the Tender Offer Shares:

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•            Selling broker’s commission of up to 0.25% of the value of the transaction, plus applicable 12% value-added tax on such commission.  Any selling broker’s commission in excess of the aforesaid amount shall  be payable by the Tendering Shareholder;

•            Stock transaction tax of 0.50% of the value of the transaction;

•            Securities Clearing Corporation of the Philippines (SCCP) fee of 0.01% of the value of the transaction;

•            Securities Investors Protection Fund (SIPF) fee of 0.001% of the value of the transaction;

•            Securities and Exchange Commission (SEC) fee of 0.005% of the value of the transaction; and

•            Philippine Stock Exchange transaction fee of 0.005% of the value of the transaction, plus applicable 12% value-added tax on such fee.

The following customary buying charges typically payable by the Tendering Shareholders for the transfer of the Consideration Shares from the Bidder to the Tendering Shareholders shall be borne by the Bidder, and shall be based on the Crossing Price of the Consideration Shares:

•            Buying broker’s commission of up to 0.25% of the value of the transaction, plus applicable 12% value-added tax on such commission.  Any buying broker’s commission in excess of the aforesaid amount shall  be payable by the Tendering Shareholder;

•            Securities Clearing Corporation of the Philippines (SCCP) fee of 0.01% of the value of the transaction

•            Securities Investors Protection Fund (SIPF) fee of 0.001% of the value of the transaction

•            Securities and Exchange Commission (SEC) fee of 0.005% of the value of the transaction

•            Philippine Stock Exchange transaction fee of 0.005% of the value of the transaction, plus applicable 12% value-added tax on such fee

For the avoidance of doubt, the value of the transaction shall be computed by multiplying the number of Tender Offer Shares or Consideration Shares, as the case may be, by the Crossing Price.

Representation and Warranties of the Tendering Shareholder

By accepting the Tender Offer, each Tendering Shareholder represents and warrants to the Bidder that:

(i)                                     All information contained in the Application and its attachments are true and correct and the signatures thereon are genuine, properly authorized and obtained without use of fraud, coercion or any other vice of consent;

(ii)                                  The tendered Shares have been validly issued, fully paid and the non-assessable ;

(iii)                               The Tendering Shareholder is the registered and absolute legal and beneficial owner of, and has good and marketable title, to the tendered Shares;

(iv)                              The Tendering Shareholder has obtained all the required approvals and authorizations to enable it/him/her to transfer the Shares to the Bidder, and there is no objection, adverse claim, dispute or notice concerning its/his/her right to tender and transfer the Shares;

(v)                                 On the Cross Date, the Bidder will obtain full and valid title to the tendered Shares, free and clear from any warrants, interests, options, liens, claims and encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of such tendered Shares, including but not limited to the right to vote and receive dividends; and

(vi)                              For corporate shareholders, the transfer of the Shares to the Bidder shall not constitute a breach of the constitutive documents of the Tendering Shareholder or of any agreement or arrangement, law, order or regulations or other issuances applicable to the Tender Offer Shares or the Tendering Shareholder.

Representation and Warranties of the Bidder

The Bidder hereby represents and warrants that the settlement  of the Consideration Shares shall be made when it falls due.

Material Change

If any material change occurs in the information previously disclosed to the stockholders of SMDC, the Bidders shall promptly disclose such change in a manner reasonably calculated to inform the stockholders of such change.

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Tender Offer Report

Further information regarding the Tender Offer is included in the Tender Offer Report (SEC Form 19-1), copies of which are available at the office of the Tender Offer Agent.  Copies of the Tender Offer Report have also been filed with SMDC, the PSE and the Securities and Exchange Commission.

All questions relating to this Tender Offer for the Shares of SM Development Corporation may be directed to the following:

BDO Securities Corporation

Name	Telephone number
Janet Amora	+63 (2) 840-7000 local 6386
Jasper Jimenez	+63 (2) 878-4070
Karen Lim	+63 (2) 840-7682
Daniel Locsin	+63 (2) 840-7000 local 6952

Advisory

Pursuant to the minimum public ownership rule of the PSE, in consonance with BIR regulations, once public ownership of SMDC is reduced to less than 10% (which will occur if SM Land acquires more than 90% of the issued and outstanding shares of SMDC), any transfer of SMDC shares subsequent to the settlement of the Tender Offer will no longer be subject to the stock transaction tax at the rate of 0.5% of the gross selling price or gross value in cash of the shares but shall be subject to the following taxes on the transfer of shares not traded in the local stock exchange: (i) capital gains tax at the rate of 5% where the net gain realized is in an amount not exceeding ~~P~~100,000.00 and at the rate of 10% on any amount in excess of ~~P~~100,000.00, and (ii) documentary stamp tax at the rate of ~~P~~ 0.75 on each ~~P~~200.00 of the par value of the shares of stock sold or transferred.

Furthermore, the Subject Company is expected to file a Petition to Delist its securities with the Philippine Stock Exchange in conjunction with the conduct of this Tender Offer.  Shareholders of SMDC who will not tender its/his shares to the Bidder may end up owning unlisted shares of SMDC.

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Exhibit “C”

APPLICATION TO TENDER SHARES IN SM DEVELOPMENT CORPORATION, INC. TO SM LAND, INC.

This application must be prepared in triplicate and completed in all parts:

1.          Bidder’s Copy

2.          Tender Offer Agent’s Copy

3.          Applicant’s Copy

DO NOT PROCEED UNLESS YOU HAVE DECIDED TO TENDER YOUR SHARES TO THE BIDDER

This APPLICATION TO TENDER SHARES IN SM DEVELOPMENT CORPORATION (SMDC) TO SM LAND, INC. (the “Application”) is made on the terms and conditions as set out in the Terms of the Tender Offer attached as Annex A to this Application which forms an integral part hereof.  The Tender Offer shall commence at 9:30 a.m. on June 4, 2013 and end at 12:00 p.m. of July 9, 2013 (the “Tender Offer Period”).  This Application, together with the duly endorsed SMDC stock certificates (as applicable) and the other required attachments specified below, must be received by BDO Securities Corporation (the “Tender Offer Agent”) as follows: (i) not later than 12:00 p.m. of July 9, 2013 for tendering scrip shareholders based in the Visayas and Mindanao who will submit thru BDO Cebu Ayala Business Park Branch and BDO Davao CM Recto Branch at the respective addresses indicated at the back hereof, (ii) not later than 12:00 p.m. of July 2, 2013 for tendering scrip shareholders who will submit directly to BDO Securities Corporation at the address indicated at the back hereof, and (iii) not later than 12:00 p.m. of July 4 for tendering scripless shareholders.  SM Land, Inc. (“SM Land” or the “Bidder”) has prepared SEC Form 19-1, which was filed with the Securities and Exchange Commission (“SEC”) and the Philippine Stock Exchange (“PSE”) on June 3, 2013, for the purpose of describing the Tender Offer in detail and complying with the Securities Regulation Code and its implementing rules.  Before making any decision, each shareholder is advised to read the Terms of the Tender Offer and the SEC Form 19-1.  Inquiries and requests for assistance and copies of the SEC Form 19-1 may be directed to the Tender Offer Agent, whose address and telephone numbers appear in the attached Terms of the Tender Offer.  The Bidder has reserved the right to accept or reject this Application.  This Application after being submitted may be withdrawn in writing.  The notice of withdrawal, to be effective, must be received by the Tender Offer Agent before 12:00 p.m. of June 28, 2013.

APPLICATION TO TENDER

The undersigned registered shareholder of SM DEVELOPMENT CORPORATION (“SMDC”) or the undersigned Participating Broker holding SMDC shares on behalf of the beneficial owner of such shares and acting in accordance with and within the instructions of said beneficial owner, as the case may be (in either case, the “Applicant”), hereby applies to exchange                                  SMDC common shares (the “Shares”) for the corresponding consideration stated below.

If covered by stock certificates, please fill in (and attach separate sheet if needed):

SMDC Stock Certificate No.(s)	No. of Shares Represented by Each Certificate	No. of Shares Tendered

TOTAL

The Bidder shall purchase the Shares from the Applicant in exchange for shares of SM Prime Holdings, Inc. (the “SMPH Shares” or the “Consideration Shares”) at the ratio of .472 SMPH Shares for every one (1) Share tendered by the Applicant (the “Exchange Ratio”).  The Consideration Shares shall be issued in scripless form, with BDO UNIBANK, INC. — Trust and Investments Group (“Stock Transfer Agent”) maintaining the scripless Registry of Shareholders as the Registrar of the SMPH Shares, and lodged with the Philippine Depository & Trust Corporation (the “PDTC”) as Depository Agent through PSE Trading Participants nominated by the Applicants. The Applicant should indicate below the name of the PSE Trading Participant under whose name the Consideration Shares shall be registered. The customary selling charges for the Shares and the customary buying charges for the Consideration Shares, including any selling broker’s commissions at the rates indicated in the Terms of the Tender Offer and the taxes thereon, shall be for the Bidder’s account.

Name of Nominated PSE Trading Participant: ______________________________________

TO BE COMPLETED BY PSE TRADING PARTICIPANT

We confirm that we are a PSE Trading Participant and that the Applicant(s) named in this Application is our bona fide client.

________________________________________

Authorized Signatory(ies)

PDTC Code / PDTC Sub-Account Code: _______________

Upon issuance of the Consideration Shares, the Applicant may request the Stock Transfer Agent to issue stock certificates evidencing their holdings of the Consideration Shares.  Any expense to be incurred in relation to such issuance shall be for the account of the requesting Applicant.

REPRESENTATIONS AND WARRANTIES

The Applicant hereby represents and warrants to the Bidder as follows: (i) it/he/she is the sole, absolute, legal and beneficial owner of the Shares and has good, valid and marketable title to the Shares, free from any liens, encumbrances, and restrictions of any kind and nature, (ii) it/he/she can and has full authority and capacity to transfer good, valid and clean title to such Shares, and is not aware of any objection, adverse claim, dispute or notice concerning its/his/her right to tender the Shares; (iii) the Bidder will obtain full and valid title to such Shares, free and clear from any warrants, interests, options, liens, claims, objections, disputes, and encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of such Shares, including but not limited to the right to vote and receive dividends; (iv) the Shares are fully paid and non-assessable and there are no further amounts payable by it/him/her to SMDC or to any other entity in respect of these securities; (v) for corporate shareholders, the transfer of the Shares to the Bidder shall not constitute a breach of the constitutive documents of the Applicant or of any agreement or arrangement, law, order or regulations or other issuances applicable to the Shares or Applicant; and (vi) all information contained herein and in the documents submitted herewith are true  and correct and the signatures thereon are genuine, properly authorized and obtained without the use of fraud or coercion or any other device of consent.

The Applicant, in executing this Application, confirms that it/he/she: (i) has read and understood and unconditionally accepted the Terms of the Tender Offer and Instructions to Participating Brokers attached to this Application (as applicable); (ii) warrant/s having read and understood and relied solely upon the provisions of SEC Form 19-1 and the terms and conditions stated herein, and unconditionally accept/s said terms and conditions; (iii) hereby makes the representations and warranties set forth in the Exchange Offer Memorandum (Exhibit B to SEC Form 19-1) under the caption “The Exchange Offers—Representations and Warranties”; and (iv) understand/s that no person has been authorized to give information or to make any representation with respect to the Tender Offer other that those specified and made in the SEC Form 19-1.

Applicant’s / Participating Broker’s Full Name in Print	Applicant’s Mailing Address (Building, Street Address, District and City)	Applicant’s Country of Residence

Applicant’s / Participating Broker’s Signature	Tel. No. (s)	Tax Identification Number	Nationality

ACKNOWLEDGMENT

This Application (with all the required attachments indicated herein) is received subject to the terms and conditions set forth in this Application and to the Terms of the Tender Offer.

On behalf of SM Land, Inc.:

BDO Securities Corporation

REQUIRED ATTACHMENTS TO THIS APPLICATION

(a)          Original  SMDC  stock certificates duly endorsed; to be verified by the Tender Offer Agent with Professional Stock Transfer, Inc.., the stock transfer agent of  SMDC , as valid and authentic certificates.  For those whose stock certificate/s covering the Share/s is/are lost, such shareholder(s) should submit to the Tender Offer Agent the following: (i) one (1) original of a duly notarized affidavit of loss; (ii) copy of the affidavit of loss as published in a newspaper of general circulation (in substantially the form of Annex E to the Application which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC); (iii) affidavit of publication (of affidavit of loss); and (iv) bond in the amount of twice the closing price per share of the  SMDC  shares as of the date of execution of the affidavit of loss, multiplied by the number of shares covered by each lost stock certificate.

(b)          For Individuals:

(i)             For shareholders acting through an attorney-in-fact, a duly notarized Irrevocable Power of Attorney (in substantially the form attached as Annex B to the Application, which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC).  For married individuals who are Philippine citizens, their respective spouses must sign the space provided in the Irrevocable Power of Attorney to indicate marital consent to the sale of the Shares.

(ii)          Photocopies of two (2) valid identification cards showing the Applicant’s signature and photograph, i.e., driver’s license, tax identification card, Social Security System/Government Service Insurance System card, or passport.

(iii)       Duly accomplished signature cards containing the specimen signature of the Applicant.

(c)           For Corporations:

(i)             Notarized Board Resolution (in substantially the form of the Secretary’s Certificate attached as Annex C to the Application, which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC) authorizing the sale of the Shares, designating signatories for the purpose and indicating the specimen signatures of those signatories.

(ii)          Copy of the SEC Registration or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

(iii)       Copy of latest Articles of Incorporation and By-Laws of the Applicant or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

(iv)      Duly accomplished signature cards containing the specimen signature of the Applicant’s designated authorized signatories and verified by the Applicant’s  Corporate Secretary or equivalent person having official custody of company records .

(v)         Copy of latest General Information Sheet (GIS) filed with SEC and certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

(d)          For Partnership:

(i)             Copy of SEC Registration or equivalent constitutive document certified as true copy of the original by the Partnership Secretary or equivalent person having official custody of the partnership records.

(ii)          Copy of the latest Articles of Partnership of the Applicant or equivalent constitutive document certified as true copy of the original by the Partnership Secretary or equivalent person having official custody of the partnership records.

(iii)       Notarized Partnership Resolution (in substantially the form of the Partners’ Certificate attached as Annex D to the Application, which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC) authorizing the sale of the Shares, designating signatories for the purpose and indicating the specimen signature of the signatories.

(iv)      Duly accomplished signature cards containing the specimen signature of the Applicant’s designated authorized signatories and verified by the Applicant’s Partnership Secretary or equivalent person having official custody of the partnership records .

IMPORTANT INFORMATION

The Tender Offer shall commence at 9:30 A.M. on June 4, 2013 and end on 12:00 noon of July 9, 2013 (the “Tender Offer Period”).  This Application, together with the duly endorsed  SMDC  stock certificates and the other required attachments specified above, must be received by BDO Securities Corporation (the “Tender Offer Agent”) not later than 12:00 noon on July 9, 2013 at the 20th Floor, South Tower, BDO Corporate Center, 7899 Makati Avenue, Makati City; (Contact Persons:  Ms. Janet D. Amora, Tel. +63 (2) 840-7000 local 6386,  Mr. Jasper M. Jimenez, Tel. +63 (2) 878-4070, and Mr. Daniel C. Locsin, Tel. +63 (2) 840-7000 local 6952).  Applications received after the end of the Tender Offer Period shall be rejected, unless the Tender Offer Period is extended by the Bidder upon approval by the SEC.  Applications that are not properly completed, or lack any of the required attachments will also be rejected.  If the Tender Offer Agent is unable to verify the signature on the Application or the endorsement of the  SMDC  stock certificates, the Tender Offer Agent will also reject the Application.

For Tendering Shareholders based in the Visayas and Mindanao, the Shares may be tendered by submitting on or before July 9, 2013, all foregoing requirements at the Cebu and Davao branch offices of BDO Unibank, Inc., the parent company of the Tender Offer Agent: (a) Cebu Ayala Business Park Branch: Cebu Towers, Mindanao corner Bohol Avenues, Cebu Business Park, Cebu City, Telephone No. (632)(32) 238-8153 to 56) (Contact Person: Branch Marketing Officer) and (b) Davao CM Recto Branch: 343 Claro M. Recto Street, Davao City, Telephone No. (63)(82) 224-0821, 221-0671 and 226-3703 (Contact Person: Branch Marketing Officers or Ms. Lorelei Zambales and Ms. Sheila Acain)].

The Shares covered by stock certificates (“Scrip Shares”) being tendered for sale to the Bidder must be received by the Tender Offer Agent by the surrender of the documents specified above, including the corresponding stock certificates duly endorsed, not later than 12:00 noon of July 2, 2013.  Tendering Shareholders whose Shares are lodged with the Philippine Depository and Trust Corporation (“Scripless Shares”) should instruct their brokers to electronically transfer their Shares to the Tender Offer Agent prior to 10:00 a.m. of July 4, 2013. For those tendering shareholders who lost their stock certificates (“Lost Certificate”), they must submit one (1) original copy of a duly notarized affidavit of loss; copy of the affidavit of loss published in a newspaper of general circulation; affidavit of publication; and bond on or before June 25, 2013 to the Tender Offer Agent.

Shares tendered may be withdrawn by the shareholder of record at any time during the Tender Offer Period, but only up to 12:00 noon on July 9, 2013, by submitting a written request for the tendered shares to the Tender Offer Agent with a copy of the “Applicant’s Copy” of the Application issued by the Tender Offer Agent.

For inquiries on the Tender Offer, please contact any of the following personnel of BDO Securities Corporation:

Ms. Janet Amora, Tel. no. +63 (2) 840-7000 local 6386

Mr. Jasper Jimenez, Tel. no. +63 (2) 878-4070

Ms. Karen Lim, Tel. no. +63 (2) 840-7682

Mr. Daniel Locsin, Tel. no. +63 (2) 840-7000 local 6952

For inquiries about the number of shares of a shareholder in  SMDC , please contact  BDO UNIBANK, INC. TRUST AND INVESTMENTS GROUP at the 15th Floor, South Tower, BDO Corporate Center, 7899 Makati Avenue, Makati City, Telephone No. +63 (2) 878-4052 up to 54.

COPIES OF THE SEC FORM 19-1 MAY BE OBTAINED FROM THE TENDER OFFER AGENT AT THEIR OFFICE ADDRESS ABOVE.

Authorized Signature/s	Date	Time

(PLEASE SEE BACK PAGE FOR DETAILED INSTRUCTIONS)

Annex “ A”

Terms of the Tender Offer

for Common Shares of SM Development Corporation

Party Making the Tender Offer	SM Land, Inc. (“SM Land” or the “Bidder”)

Subject Company	SM Development Corporation (“SMDC”)

Subject Shares

The Bidder intends to acquire one hundred percent (100%) of the outstanding shares of common stock of SMDC (the “Shares”).

The subject of this Tender Offer is 3,228,056,161 Shares representing 34.82% of the Shares (the “Tender Offer Shares”)

Tender Offer Consideration

The Tender Offer Shares shall be acquired by the Bidder in exchange for SM Prime Holdings, Inc. (“SM Prime”)shares of common stock at an exchange ratio of .472 share of common stock of SM Prime (the “Consideration Share”) for every Share.

Any resulting fractional share, shall be paid in cash by the Bidder at the Crossing Price of the Consideration Shares.

Crossing Price

The Crossing Price was determined by computing the 1-month volume weighted average price (“VWAP”) of the Shares and the Consideration Shares ending March 31, 2013, respectively. The Crossing Prices are ~~P~~ 8.303 per share for the Shares, and ~~P~~ 18.660 per share for the SM Prime shares or the Consideration Shares.

Eligible Shareholders

Any registered owner of any number of Tender Offer Shares as of any date during the Tender Offer Period, as hereinafter defined, is entitled to transfer its/his/her Tender Offer Shares to the Bidder subject to and in accordance with these Terms of the Tender Offer.

Tender Offer Period

The Tender Offer Period shall commence on June 4, 2013 at 9:30 a.m. and end on July 9, 2013 at 12:00 noon, unless extended by the Bidder upon approval by the Securities and Exchange Commission (SEC or the “Commission”).  The following is the schedule of the tender offer for the Shares:

	June 4,2013 (9:30 am)		-	Commencement of the Tender Offer Period

	July 9, 2013 (12:00 noon)		-	End of Tender Offer Period

	July 16, 2013	-	Acceptance of Shares Tendered and Report on Results

	July 16, 2013	-	Cross Date (Sale of Shares on the Philippine Stock Exchange [the “PSE”])

	July 19, 2013	-	Settlement Date

Application to Tender Shares

Stockholders who wish to offer all or a portion of their Shares (the “Tendering Shareholder”) for sale to the Bidder may do so by securing an Application to Tender Shares form (the “Application”) from the Tender Offer Agent and submitting a duly accomplished Application together with the following documentary requirements to the Tender Offer Agent:

For certificated Shares, original  SMDC  stock certificates duly endorsed; to be verified by the Tender Offer Agent with BDO Unibank, Inc. Trust and Investments Group, the stock transfer agent of  SMDC, as valid and authentic certificates, additionally:

For Individuals:

(i)                     For shareholders acting through an attorney-in-fact, a duly notarized Irrevocable Power of Attorney (in substantially the form attached as Annex B to the Application, which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC).  For married individuals who are Philippine citizens, their respective spouses must sign the space provided in the Irrevocable Power of Attorney to indicate marital consent to the sale of the Shares.

(ii)                  Photocopies of two (2) valid identification cards showing the Applicant’s signature and photograph, i.e., driver’s license, tax identification card, Social Security System/Government Services Insurance System card, or passport.

(iii)               Duly accomplished signature card containing the specimen signature of the Applicant.

For Corporations:

(i)                     Notarized Board Resolution (in substantially the form of the Secretary’s Certificate attached as Annex C to the Application, which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC) authorizing the sale of the Shares, designating signatories for the purpose and indicating the specimen signatures of those signatories.

(ii)                  Copy of the SEC Registration or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

(iii)               Copy of latest Articles of Incorporation and By-Laws of the Applicant or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

(iv)              Duly accomplished signature card containing the specimen signature of the Applicant’s designated authorized signatories and verified by the Applicant’s Corporate Secretary or equivalent person having official custody of company records.

(v)                 Copy of latest General Information Sheet (GIS) filed with SEC and certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

For Partnership:

(i)                     Copy of SEC Registration or equivalent constitutive document certified as true copy of the original by the Partnership Secretary or equivalent person having official custody of the partnership records.

(ii)                  Copy of the latest Articles of Partnership of the Applicant or equivalent constitutive document certified as true copy of the original by the Partnership Secretary or equivalent person having official custody of the partnership records.

(iii)               Notarized Partnership Resolution (in substantially the form of the Partners’ Certificate attached as Annex D to the Application, which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC) authorizing the sale of the Shares, designating signatories for the purpose and indicating the specimen signature of the signatories.

(iv)              Duly accomplished signature card containing the specimen signature of the Applicant’s designated authorized signatories and verified by the Applicant’s Partnership Secretary or equivalent person having official custody of the partnership records.

For Tendering Shareholders whose stock certificate/s covering the Share/s is/are lost, such shareholder(s) should submit to the Tender Offer Agent the following: (i) one (1) original copy of a duly notarized affidavit of loss (in substantially the form of Annex E to the Application which is Exhibit C to the SEC Form 19-1 filed by the Bidder with the SEC); (ii) copy of the affidavit of loss as published in a newspaper of general circulation; (iii) affidavit of publication (of affidavit of loss); and (iv) bond in the amount of twice the closing price per share of the  SMDC  shares as of the

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date of execution of the affidavit of loss, multiplied by the number of shares covered by each lost stock certificate.

To ensure that the Tender Offer Agent receives the Shares in scripless form within the Tender Offer Period, the Tendering Shareholders should submit the required documents:

(i)For certificated Shares, to the Tender Offer Agent, at least 5 trading days before the end of the Tender Offer Period, or on or before July 2, 2013, to allow for lodgement of the shares with the Philippine Central Depository Nominee Corporation (“PCD”) before the end of the Tender Offer Period; or

(ii) For shares lodged with their PCD Participant, to their stockbroker or custodian (the “PCD Participant”), at least 3 trading days before the end of the Tender Offer Period or, on or before July  4, 2013, to allow for the electronic transfer of the Shares to the Tender Offer Agent before the end of the Tender Offer Period; or

(iii) For lost stock certificate/s, to the Tender Offer Agent, on or before June 25, 2013, to allow for the issuance of new stock certificate and the lodgement thereof with the PCD before the end of the Tender Offer Period.

In addition to the documentary requirements above, Tendering Shareholders whose Shares are lodged with the PCD should instruct their brokers to electronically transfer their Shares to the Tender Offer Agent.

Payment of Consideration

The Consideration Shares shall be transferred on Settlement Date.  On Settlement Date, the Tender Offer Agent shall electronically transfer the Consideration Shares to the Tendering Shareholders through the designated PCD Participant nominated by each of the Tendering Shareholder in their respective Application.

Checks representing the cash payment for fractional shares shall be available for pick-up at the office of BDO Unibank, Inc. Trust and Investments Group at the 15th Floor, South Tower, BDO Corporate Center, 7899 Makati Avenue, Makati City, five (5) business days after the Settlement Date of the Tender Offer Period or on  July 26, 2013.  Checks which remain unclaimed after 30 calendar days from July 26, 2013 shall be mailed to the Tendering Shareholder at his/her/its own risk.

Acceptance of Shares

All Shares validly tendered by Tendering Shareholders of SMDC under this Tender Offer shall be accepted for payment by the Bidder.  The Shares shall be deemed accepted by the Bidder on July 16, 2013 (the “Closing Date”) subject to the condition that the Bidder shall have obtained all corporate, contractual and regulatory approvals, consents and authorizations for the purchase by the Bidder of the Shares.

Withdrawal of Securities and Manner of Payment

The Shares tendered may be withdrawn by the stockholder of record at any time during the tender offer period by submitting a written request for the tendered Shares to the Tender Offer Agent and surrendering the receiving copy of the Application signed by the Tender Offer Agent.   The last day to withdraw tendered Shares shall be on July 9, 2013, at 12:00 noon.

Shares shall be returned in the same form it was received, to the PCD Participant (if previously lodged with the PDC Participant) or to the tendering stockholder (if previously certificated), within ten (10) trading days from the end of the Tender Offer Period. The cost of returning the Shares shall be borne by the shareholder making the withdrawal.

Taxes and Other Expenses

For this Tender Offer, the expenses enumerated below in relation to the conveyance of the Tender Offer Shares to the Bidder, except for lodgement expenses in relation to certificated shares tendered by a Tendering Shareholder and any applicable value-added tax on such lodgement expenses, and expenses as enumerated below in relation to the conveyance of the Consideration Shares in scripless form from the Bidder to the Tendering Shareholder, shall be for the Bidder’s account.

3

The following customary selling charges typically payable by Tendering Shareholders for the transfer of the Tender Offer Shares to the Bidder shall be borne by the Bidder, and shall be based on the Crossing Price of the Tender Offer Shares:

•            Selling broker’s commission of up to 0.25% of the value of the transaction, plus applicable 12% value-added tax on such commission.  Any selling broker’s commission in excess of the aforesaid amount shall  be payable by the Tendering Shareholder;

•            Stock transaction tax of 0.50% of the value of the transaction;

•            Securities Clearing Corporation of the Philippines (SCCP) fee of 0.01% of the value of the transaction;

•            Securities Investors Protection Fund (SIPF) fee of 0.001% of the value of the transaction;

•            Securities and Exchange Commission (SEC) fee of 0.005% of the value of the transaction; and

•            Philippine Stock Exchange transaction fee of 0.005% of the value of the transaction, plus applicable 12% value-added tax on such fee.

The following customary buying charges typically payable by the Tendering Shareholders for the transfer of the Consideration Shares from the Bidder to the Tendering Shareholders shall be borne by the Bidder, and shall be based on the Crossing Price of the Consideration Shares:

•            Buying broker’s commission of up to 0.25% of the value of the transaction, plus applicable 12% value-added tax on such commission.  Any buying broker’s commission in excess of the aforesaid amount shall  be payable by the Tendering Shareholder;

•            Securities Clearing Corporation of the Philippines (SCCP) fee of 0.01% of the value of the transaction

•            Securities Investors Protection Fund (SIPF) fee of 0.001% of the value of the transaction

•            Securities and Exchange Commission (SEC) fee of 0.005% of the value of the transaction

•            Philippine Stock Exchange transaction fee of 0.005% of the value of the transaction, plus applicable 12% value-added tax on such fee

For the avoidance of doubt, the value of the transaction shall be computed by multiplying the number of Tender Offer Shares or Consideration Shares, as the case may be, by the Crossing Price.

Representation and Warranties of the Tendering Shareholder

By accepting the Tender Offer, each Tendering Shareholder represents and warrants to the Bidder that:

(i)                                     All information contained in the Application and its attachments are true and correct and the signatures thereon are genuine, properly authorized and obtained without use of fraud, coercion or any other vice of consent;

(ii)                                  The tendered Shares have been validly issued, fully paid and the non-assessable ;

(iii)                               The Tendering Shareholder is the registered and absolute legal and beneficial owner of, and has good and marketable title, to the tendered Shares;

(iv)                              The Tendering Shareholder has obtained all the required approvals and authorizations to enable it/him/her to transfer the Shares to the Bidder, and there is no objection, adverse claim, dispute or notice concerning its/his/her right to tender and transfer the Shares;

(v)                                 On the Cross Date, the Bidder will obtain full and valid title to the tendered Shares, free and clear from any warrants, interests, options, liens,

4

claims and encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of such tendered Shares, including but not limited to the right to vote and receive dividends; and

(vi)                              For corporate shareholders, the transfer of the Shares to the Bidder shall not constitute a breach of the constitutive documents of the Tendering Shareholder or of any agreement or arrangement, law, order or regulations or other issuances applicable to the Tender Offer Shares or the Tendering Shareholder.

REPRESENTATION AND WARRANTIES OF THE BIDDER	The Bidder hereby represents and warrants that the settlement of the Consideration Shares shall be made when it falls due.

MATERIAL CHANGE

If any material change occurs in the information previously disclosed to the stockholders of SMDC, the Bidders shall promptly disclose such change in a manner reasonably calculated to inform the stockholders of such change.

TENDER OFFER REPORT

Further information regarding the Tender Offer is included in the Tender Offer Report (SEC Form 19-1), copies of which are available at the office of the Tender Offer Agent.  Copies of the Tender Offer Report have also been filed with SMDC, the PSE and the Securities and Exchange Commission.

All questions relating to this Tender Offer for the Shares of SM Development Corporation may be directed to the following:

BDO Securities Corporation

	Name	Telephone number
	Janet Amora	+63 (2) 840-7000 local 6386
	Jasper Jimenez	+63 (2) 878-4070
	Karen Lim	+63 (2) 840-7682
	Daniel Locsin	+63 (2) 840-7000 local 6952

ADVISORY

Pursuant to the minimum public ownership rule of the PSE, in consonance with BIR regulations, once public ownership of SMDC is reduced to less than 10% (which will occur if SM Land acquires more than 90% of the issued and outstanding shares of SMDC), any transfer of SMDC shares subsequent to the settlement of the Tender Offer will no longer be subject to the stock transaction tax at the rate of 0.5% of the gross selling price or gross value in cash of the shares but shall be subject to the following taxes on the transfer of shares not traded in the local stock exchange: (i) capital gains tax at the rate of 5% where the net gain realized is in an amount not exceeding ~~P~~100,000.00 and at the rate of 10% on any amount in excess of ~~P~~100,000.00, and (ii) documentary stamp tax at the rate of ~~P~~ 0.75 on each ~~P~~200.00 of the par value of the shares of stock sold or transferred.

Furthermore, the Subject Company is expected to file a Petition to Delist its securities with the Philippine Stock Exchange in conjunction with the conduct of this Tender Offer.  Shareholders of SMDC who will not tender its/his shares to the Bidder may end up owning unlisted shares of SMDC.

5

Annex “B”

(to Application to Tender Shares)

IRREVOCABLE POWER OF ATTORNEY FOR INDIVIDUAL STOCKHOLDERS

Relating to a proposed offer to buy shares in

SM DEVELOPMENT CORPORATION

I/We,                                                       , with address at                                                 , HEREBY IRREVOCABLY APPOINT/S [Name of Broker] (the “BROKER”) acting through any of its directors or officers to be my/our attorney-in-fact to act in my/our name and on my/our behalf, to do all acts and things whatsoever requisite, necessary or convenient to be done, as it may in its absolute discretion determine, in connection with the sale or transfer of the [number of shares] common shares, held by me/us in SM Development Corporation (“SMDC”) (the “Shares”) in favor of SM Land, Inc. (“SM Land”) under the Terms of the Tender Offer (Exhibit C, Annex A to the SEC Form 19-1 filed by SM Land with the Securities and Exchange Commission (“SEC”)), and in particular:

(a)               to represent and warrant, as I/we hereby represent and warrant, to SM Land that: (i) I am/We are the sole, absolute, legal and beneficial owner of the Shares and has good, valid and marketable title to the Shares, free from any liens, encumbrances, and restrictions of any kind and nature, (ii) I/We can and have full authority to transfer good, valid and clean title to the Shares, and am/are not aware of any objection, adverse claim, dispute or notice concerning my/our right to tender and transfer the Shares; (iii) SM Land will obtain full and valid title to Shares, free and clear from any warrants, interests, options, liens, claims, objections, disputes, and encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of Shares, including but not limited to the right to vote and receive dividends; and (iv) the Shares are fully paid and non-assessable and there are no further amounts payable by me/us to SMDC or to any other entity in respect of these securities; and (v) the transfer of the Shares to SM Land shall not constitute a breach of any agreement or arrangement, law, order or regulations or other issuances applicable to the Shares or me/us;

(b)               to sell the Shares to SM Land through the Philippine Stock Exchange (“PSE”) in exchange for .472 common shares of SM Prime Holdings, Inc. (the “Consideration Shares”), which shall be lodged with my/our nominated PSE Trading Participant as specified in my/our Application to Tender Shares in accordance with the Terms of the Tender Offer;

(c)                to sign, execute, and complete in my behalf any agreement or documents, required in connection with or for the purpose of the sale or transfer of the Shares and to ensure that any transfer of the same is effected in the stock and transfer book of SMDC and in the system of the Philippine Depository and Trust Corporation;

(d)               to receive and accept any and all Consideration Shares in my behalf pursuant to the sale or transfer of Shares; and

(e)                to do or cause to be done any and all such acts and things as shall be necessary or desirable to effect the sale or transfer of the Shares to SM Land, including the appointment of substitute/s and/or broker(s) who will effect the sale of the Shares through the PSE.

HEREBY CONFIRMING AND RATIFYING everything which the BROKER or any of its duly authorized directors or officers or substitute/s shall do or purport to do under this Power of Attorney and hold the BROKER, its directors, officers, agents, employees, representatives or substitute/s, free from any liability and agree to indemnify the latter from any claims, damages or liabilities which may result, directly or indirectly, from the performance of the transactions pursuant to the terms of this Power of Attorney.

This Power of Attorney is given in consideration of the BROKER effecting the sale of the Shares as soon as possible and in any event not later than the Cross Date as defined in the Terms of the Tender Offer filed by SM Land with the SEC or any extended date approved by the SEC. If the sale is not made by such date, this Power of Attorney shall automatically lapse without need of any act on my/our part.

This Power of Attorney shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

IN WITNESS WHEREOF this Irrevocable Power of Attorney has been executed on this                  day of                            2013.

(Signature over Printed Name of Stockholder)

With my marital consent:

(Signature over Printed Name of Spouse)

Signature over Printed Name of Witness	Signature over Printed Name of Witness

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES	)
CITY	)SS.

BEFORE ME, a Notary for and in the city named above this      day of          2013 personally appeared

Name	Competent evidence of identity	Date/Place Issued

who has/have been identified by me through competent evidence of identity, to be the same person/s who executed and signed the foregoing Irrevocable Power of Attorney in my presence, which consists of three (3) pages including the page where this acknowledgment is written, and who acknowledged to me that the same is his/her/their free and voluntary act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and place first above written.

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Series of 2013.

Annex “C”

(to Application to Tender Shares)

FORM OF SECRETARY’S CERTIFICATE FOR CORPORATE STOCKHOLDERS

I,                                                       , of legal age, Filipino, and with office address at the                                                                       , being the duly elected Corporate Secretary of [name of stockholder] (the “Corporation”), a corporation duly organized and existing under the laws of the Republic of the Philippines, with principal office at                                                                       , after having been duly sworn in accordance with law, do hereby certify that at the meeting of the Board of Directors of the Corporation duly called and held on                               , at which meeting a quorum was present and validly existing throughout, the following resolutions were approved:

“RESOLVED, That the Board of Directors of [name of stockholder] (the “Corporation”), authorize as it hereby authorizes the Corporation to sell or transfer its [number of shares] common shares in SM Development Corporation (“SMDC”) in the name of the Corporation (the “Shares”) in favor of SM Land, Inc. (“SM Land”) under the Terms of the Tender Offer (Exhibit C, Annex A to the SEC Form 19-1 filed by FC Philippines with the Securities and Exchange Commission (“SEC”)) attached to the Notice of Tender Offer to stockholders of SMDC.

RESOLVED, FURTHER, That the Corporation appoint, as it hereby irrevocably appoints, [Name of Broker] (the “BROKER”) or any of its duly authorized directors or officers, to be the Corporation’s attorney-in-fact, to act in its name and on its behalf, and to do all acts and things whatsoever requisite, necessary or convenient to be done, as it may in its absolute discretion determine, in connection with the sale of the Shares, and in particular, the following:

(a)         to represent and warrant, as the Corporation hereby represents and warrants, to SM Land that (i) it is the sole, absolute, legal and beneficial owner of the Shares and has good, valid and marketable title to the Shares, free from any liens, encumbrances, and restrictions of any kind and nature, (ii) it can and has full authority to transfer good, valid and clean title to the Shares, and is not aware of any objection, adverse claim, dispute or notice concerning its right to tender and transfer the Shares; (iii) SM Land will obtain full and valid title to the Shares, free and clear from any warrants, interests, options, liens, claims, objections, disputes, and encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of the Shares, including but not limited to the right to vote and receive dividends; and (iv) the Shares are fully paid and non-assessable and there are no further amounts payable by it to SMDC or to any other entity in respect of these securities; and (v) the transfer of the Shares to SM Land shall not constitute a breach of its constitutive documents or of any agreement or arrangement, law, order or regulations or other issuances applicable to the Shares or to it or its assets or properties;

(b)         to sell the Shares to SM Land through the Philippine Stock Exchange (“PSE”) in exchange for .472 common shares of SM Prime Holdings, Inc. (the “Consideration Shares”), which shall be lodged with the Corporation’s nominated PSE Trading Participant as specified in the Corporation’s Application to Tender Shares in accordance with the Terms of the Tender Offer;

(c)         to sign, execute, and complete on behalf of the Corporation any agreement or document required in connection with or for the purpose of the sale or transfer of the Shares and to ensure that any transfer of the same effected is in the stock and transfer book of SMDC and in the system of the Philippine Depository and Trust Corporation;

(d)        to receive and accept any and all Consideration Shares on behalf of the Corporation pursuant to the sale or transfer of Shares; and

(e)         to do or cause to be done any and all such acts and things as shall be necessary or desirable to effect the transfer of the Shares including the appointment of substitute/s and /or broker(s) who will effect the sale or transfer of the Shares through the PSE.

HEREBY CONFIRMING AND RATIFYING everything which the BROKER or any of its duly authorized directors or officers or substitute/s shall do or purport to do under this Power of Attorney and hold the BROKER, its directors, officers, agents, employees, representatives or substitute/s, free from any liability and agree to indemnify the latter from any claims, damages or liabilities which may result, directly of indirectly, from the performance of the transactions pursuant to the terms of this Power of Attorney, which is given in consideration of the BROKER effecting the sale of the Shares as soon as possible and in any event not later than the Cross Date as defined in the Terms of the Tender Offer or any extended date approved by the SEC; provided that, if the sale is not made by such date, this Power of Attorney shall automatically lapse without need of any act on the part of the Corporation; and provided further that this Power of Attorney shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

RESOLVED, FINALLY, That the Corporation authorize, as it hereby authorizes, the following persons to sign, endorse and deliver any and all documents necessary to implement the foregoing resolutions, including the stock certificates covering the Shares:

Name	Specimen Signature

IN WITNESS WHEREOF, this Certificate has been signed this            day of                         , 2013 at                                             .

[Name of Corporate Secretary]

REPUBLIC OF THE PHILIPPINES	)
CITY OF	)SS.

Before me, a notary public in and for the city named above, personally appeared:

Name	Competent evidence of identity	Date/Place Issued

who has been identified by me through competent evidence of identity, to be the same person who executed and signed the foregoing Secretary’s Certificate in my presence, and who took an oath before me as to such instrument.

Witness my hand and seal this        day of                    2013.

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NOTE:   The person/s who will endorse the stock certificate should be the person/s whose specimen signature/s is/are on file with the stock transfer agent of SMDC.

“Annex D”

(to Application to Tender Shares)

IRREVOCABLE POWER OF ATTORNEY FOR PARTNERSHIP STOCKHOLDERS

RELATING TO A PROPOSED OFFER TO BUY SHARES IN

SM DEVELOPMENT CORPORATION

[Name of Partnership] (the “Partnership”), with address at                                                 , HEREBY IRREVOCABLY APPOINTS [Name of Broker] (the “BROKER”), acting through any of its directors or officers, to be the attorney-in-fact of the Partnership, to act in the name of the Partnership and on the Partnership’s behalf, to do all acts and things whatsoever requisite, necessary or convenient to be done, as it may in its absolute discretion determine, in connection with the sale or transfer of the [number of shares] common shares, held by the Partnership in SM Development Corporation (“SMDC”) (the “Shares”) in favor of SM Land, Inc. (“SM Land”) under the Terms of the Tender Offer (Exhibit C, Annex A to the SEC Form 19-1 filed by FC Philippines with the Securities and Exchange Commission (“SEC”)), and in particular:

(a)                                 to represent and warrant, as the Partnership hereby represents and warrants, to SM Land that: (i) the Partnership is the sole, absolute, legal and beneficial owner of the Shares and has good, valid and marketable title to the Shares, free from any liens, encumbrances, and restrictions of any kind and nature, (ii) the Partnership can and has full authority to transfer good, valid and clean title to the Shares, and is not aware of any objection, adverse claim, dispute or notice concerning its right to tender and transfer the Shares; (iii) SM Land  will obtain full and valid title to Shares, free and clear from any warrants, interests, options, liens, claims, objections, disputes, and encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of Shares, including but not limited to the right to vote and receive dividends; and (iv) the Shares are fully paid and non-assessable and there are no further amounts payable by the Partnership to SMDC or to any other entity in respect of these securities; and (v) the transfer of the Shares to SM Land  shall not constitute a breach of the constitutive documents of the Partnership or of any agreement or arrangement, law, order or regulations or other issuances applicable to the Shares or the partnership or its assets or properties;

(b)                                 to sell the Shares to SM Land through the Philippine Stock Exchange (“PSE”) in exchange for .472 common shares of SM Prime Holdings, Inc. (the “Consideration Shares”), which shall be lodged with the Partnership’s nominated PSE Trading Participant as specified in the Partnership’s Application to Tender Shares in accordance with the Terms of the Tender Offer;

(c)                                  to sign, execute, and complete on behalf of the Partnership any agreement or document required in connection with or for the purpose of the sale or transfer of the Shares and to ensure that any transfer of the same effected is in the stock and transfer book of SMDC and in the system of the Philippine Depository and Trust Corporation;

(d)                                 to receive and accept any and all Consideration Shares on behalf of the Partnership pursuant to the sale or transfer of Shares; and

(e)                                  to do or cause to be done any and all such acts and things as shall be necessary or desirable to effect the transfer of the Shares including the appointment of substitute/s and /or broker(s) who will effect the sale or transfer of the Shares through the PSE.

HEREBY CONFIRMING AND RATIFYING everything which the BROKER or any of its duly authorized directors or officers or substitute/s shall do or purport to do under this Power of Attorney and holding the BROKER, its directors, officers, agents, employees, representatives or substitute/s, free from any liability and agree to indemnify the latter from any claims, damages or liabilities which may result, directly of indirectly, from the performance of the transactions pursuant to the terms of this Power of Attorney, which is given in consideration of the BROKER effecting the sale of the Shares as soon as possible and in any event not later than the Cross Date as defined in the Terms of the Tender Offer or any extended date approved by the SEC; provided that, if the sale is not made by such date, this Power of Attorney shall automatically lapse without need of any act on the part of the Partnership; and provided further that this Power of Attorney shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

This Power of Attorney is given in consideration of the BROKER effecting the sale of the Shares as soon as possible and in any event not later than the Cross Date as defined in the Terms of the Tender Offer filed by FC Philippines with the SEC, or any extended date approved by the SEC. If the sale is not made by such date, this Power of Attorney shall automatically lapse without need of any act on the part of the Corporation.

IN WITNESS WHEREOF this Irrevocable Power of Attorney has been executed on this                  day of                            2013.

(Signature over Printed Name of Authorized Signatory/ies of Partnership Stockholder)

Signature over Printed Name of Witness	Signature over Printed Name of Witness

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES	)
CITY	)SS.

BEFORE ME, a Notary for and in the city named above this      day of          2013 personally appeared

Name	Competent evidence of identity	Date/Place Issued

who has/have been identified by me through competent evidence of identity, to be the same person/s who executed and signed the foregoing Irrevocable Power of Attorney in my presence, which consists of three (3) pages including the page where this acknowledgment is written, and who acknowledged to me that the same is his/her/their free and voluntary act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and place first above written.

Doc. No.                 ;

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Book No.                 ;

Series of 2013.

Annex “E”

(to Application to Tender Shares)

REPUBLIC OF THE PHILIPPINES	)
) S.S.

AFFIDAVIT OF LOSS

I,                                               , of legal age, Filipino, married/single, a resident of                                               , do hereby depose and say that:

1.              I am a stockholder of SM DEVELOPMENT CORPORATION (the “Company”), owning              shares registered under the name                                                                 , represented by the following Certificates of Stock:

Certificate No.	Number of Shares

2.              The above-mentioned certificates were discovered missing and have not been found or located despite diligent search;

3.              The above-mentioned certificates of stock have not been sold, pledged, mortgaged or in any way encumbered by me, and that they are free from any liens or encumbrances;

4.              This affidavit has been executed for the purpose of securing new certificate/s in replacement of the certificated of stock mentioned above and to request the Company to take the necessary steps to prevent the negotiations or transfer of said lost certificate/s.

IN WITNESS WHEROF, I have signed these presents in                                       , Philippines, this                               .

Affiant

SUBSCRIBED AND SWORN TO before me in                   , Philippines, this                              2013, affiant having exhibited to me his/her                            Number                                                        issued at                                      on                                       .

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Exhibit “D”

INSTRUCTIONS TO PARTICIPATING BROKERS

on the offer of SM Land, Inc. to purchase shares of SM Development Corporation in exchange for shares of SM Prime Holdings, Inc.

In connection with the tender offer by SM Land, Inc. to purchase common shares of SM Development Corporation (the “SMDC Shares”) in exchange for common shares of SM Prime Holdings, Inc. (the “Consideration”) at a ratio of .472 Consideration for every SMDC Share, the following are the instructions for Participating Brokers whose clients are accepting the said offer:

1.              The Terms of the Tender Offer form part of these instructions.

2.              Participating Brokers are required to electronically transfer the SMDC Shares being tendered by their clients to BDO Securities Corporation (the “BROKER”), PDTC Account No. 279.

3.              For each Participating Broker transacting a transfer of the SMDC Shares to the BROKER, the Philippine Depository and Trust Corporation’s charges for the share transfer and any subsequent withdrawal will be for the [•]’s account.

Only those shares electronically transferred to the BROKER as of 12:00 noon on July 4, 2013 are eligible for the Tender Offer.

For orderly transfer and accurate tracking, the Participating Broker should deliver in original, a letter to the BROKER (in the form attached as Annex 1) citing the exact number of shares being transferred.

Annex 1

(to Instructions to Participating Brokers)

LETTER TO BDO SECURITIES CORPORATION

FROM PARTICIPATING BROKERS DELIVERING SHARES OF THEIR CLIENTS

[Date]

BDO SECURITIES CORPORATION

20th Floor, South Tower

BDO Corporate Center

7899 Makati Avenue

Makati City, Philippines

Attention:             MS. JANET D. AMORA

Madam:

(Name of Participating Broker)     is delivering                                                        (            ) common shares of SM Development Corporation (“SMDC”) from our clients who wish to participate in the Tender Offer made by SM Land, Inc. (“SM Land”) under the Terms of the Tender Offer (Annex A to the SEC Form 19-1 dated May 31, 2013 filed by SM Land, which we have read and understood).  Our clients commit to sell the shares and authorize BDO Securities Corporation (the “BROKER”) to sell these shares to SM Land under the Terms of the Tender Offer. These shares will be held in custodianship by the BROKER until such time that the transfer of these shares to SM Land has been effected by the BROKER.

Thank you.

Very truly yours,

[Participating Broker’s Name]

Signature over Printed Name	PCD Account No.
of Authorized Signatory/ies

Telephone Number:

Fax Number:

BDO SECURITIES CORPORATION hereby accepts                  SMDC Shares from                                     and shall hold these shares in custody under the Terms of the Tender Offer.

Acceptance and Conforme:

BDO SECURITIES CORPORATION

Signature over Printed Name of Authorized Signatory

Date:

NOTICE TO THE STOCKHOLDERS OF SM DEVELOPMENT CORPORATION

TO ALL STOCKHOLDERS OF SM DEVELOPMENT CORPORATION:

Please be advised that SM Land, Inc., in compliance with Section 19 of the Securities Regulation Code, intends to conduct a tender offer  to acquire up to 100% of the outstanding shares of common stock of SM DEVELOPMENT CORPORATION (SMDC)  at a consideration of .472 share of common stock of SM Prime Holdings, Inc. for each share of SMDC.

The tender offer is intended to commence on June 4, 2013 and to end on July 9, 2013 unless extended by SM Land, Inc. upon approval by the Securities and Exchange Commission.  Subsequent publications shall be made to announce the details of the tender offer.

This publication is made pursuant to SRC Rule 19 (5).

Manabat Sanagustin & Co., CPAs The KPMG Center, 9/F 6787 Ayala Avenue Makati City 1226, Metro Manila, Philippines Branches • Subic • Cebu • Bacolod • Iloilo	Telephon +63 (2) 885 7000 Fax +63 (2) 894 1985 Internet www.kpmg.com.ph E-Mail manila@kpmg.com.ph

May 30, 2013

Audit and Risk Management Committee

SM Investments Corporation

Two E-Com Center, 15th Floor

Harbor Drive, Mall of Asia Complex,

Brgy. 76 Zone 10 Pasay City, Philippines

Attention:                 Jose T. Sio

Executive Vice President and Chief Finance Officer

Gentlemen:

Subject:                           Valuation and Fairness Opinion Report on the Proposed Share-for-share Swap Between SM Land, Inc. and SM Development Corporation

1                                         Introduction

1.1                               Manabat Sanagustin & Co., CPAs (“MS&Co.” or the “Firm”) is pleased to submit this Valuation and Fairness Opinion Report (the “Report”) covering the share-for-share swap transaction between SM Land, Inc. (“SM Land”) and SM Development Corporation (“SMDC”). The transaction involves SM Land’s acquisition of an additional 34.82% equity stake in SMDC. SM Land will use SM Prime Holdings, Inc. (“SMPHI”) shares for this acquisition. SM Land Management shall be using a share-swap ratio of 0.472 SMPHI shares for every 1 SMDC share. At the end of this transaction, SM Land shall become the 100% owner of SMDC.

1.2                               This Report is submitted in accordance with the engagement letter of MS&Co. dated April 5, 2013 (the “Engagement Letter”). The Engagement Letter covers the Firm’s engagement with SMIC for the valuation of SMPHI and SMDC, as a going concern, as of March 31, 2013 (the agreed “Cut-off Date” or the “Valuation Date” or “3M2013”).

1.3                               The Firm was engaged by SMIC to act as the independent financial advisor to the Audit and Risk Management Committee of SMIC in relation to the fairness of the share swap ratio to be used in this transaction. As such, the scope of MS&Co.’s work, and consequently, the opinion does not include any statement or opinion as to the commercial merits or strategic rationale of the transaction.

1.4                               MS&Co.’s work did not include making comments on the commercial feasibility of the transaction nor was MS&Co. involved in any way with the conceptualization and execution of the transaction. No work was done insofar as the different aspects of the transaction are concerned. This fairness opinion does not contain and has no intention of forming an opinion as to the strategic, operational or commercial merits of the transaction. This Report is based

Manabat Sanagustin & Co., CPAs, a professional partnership established under Philippine law, is a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

SM Investments Corporation

Fairness Opinion Report

May 30, 2013

on the information prepared and submitted by both SMDC and SMPHI. These include annual and quarterly reports filed in the Philippine Stock Exchange (“PSE”), and the projected cash flows of SMDC and SMPHI prepared and submitted by the management team of both companies.

1.5                               MS&Co. did not conduct a financial due diligence on the information provided by SMDC and SMPHI. It was assumed that all information furnished were complete, accurate and reflective of the good faith of the management teams of SMDC and SMPHI to describe its historical status and prospects as of the Cut-off Date from operating and financial points of view.

1.6                               In order to assess the fairness of the share-swap ratio, MS&Co. conducted a valuation of both SMDC and SMPHI. The ranges of values of these two companies were then used as bases to determine the fairness of the SMIC Management-determined share-swap ratio. MS&Co. considered three (3) valuation methodologies, namely: the cost approach, the market approach and the income approach.

1.6.1                     There are no globally accepted rules or standards on the selection of the most appropriate valuation methodologies for a given valuation engagement.

1.6.2                     The broad criteria for the selection of the methodologies are as follows: (i) consistency of the methodologies given the availability and quality of the data; (ii) appropriateness of the methodologies with the characteristics of the entity being valued; and (iii) applicability of the methodologies with the purpose of the valuation. These three (3) criteria were applied to the specific circumstances of this valuation engagement.

1.7                               The following activities were performed in this valuation and fairness opinion report:

1.7.1                     Requested for an initial set of information from SMDC and SMPHI management. Based on the initial set of assumptions and information received from SMDC and SMPHI, the Firm conducted interviews to clarify certain assumptions and information received in order to test check the reasonableness of the assumptions and underlying data.

1.7.2                     Conducted research and retrieved relevant information from the PSE, Bureau of Treasury, Bloomberg, Damodaran Online, Factiva and various websites of comparable companies.

1.8                               The opinion, analysis, and resulting observations were based solely on management representations and on publicly available financial information. It is not the independent financial advisor’s role to either evaluate or confirm how the transaction, to be executed by SM Land and SMDC, will affect the shareholders, other than from a financial point of view.

1.9                               The management of SMPHI and SMDC had executed their respective representation letters stating that the information submitted to MS&Co. were materially accurate and complete, fair in the manner of its portrayal and therefore forms a reliable basis for the valuation.

2                                         Executive summary

2.1                               The valuation results of SMDC are presented below.

Valuation results - SMDC

	Per share (PHP)	Total (PHP’M)
Cost approach	9.85	91,290
Market approach
EV / EBITDA - weighted average	6.77	62,757
Closing price as of March 27, 2013	8.47	78,527
60-day volume weighted average share price	8.22	76,228
Valuation range	6.77 to 9.85	62,757 to 91,290

Source: MS&Co. analysis

•                       MS&Co. selected four valuation methodologies to estimate the fair range of market values of SMDC. These are the Cost approach, Enterprise value-to-EBITDA multiple (“EV/EBITDA”), SMDC’s market closing price as of the Valuation Date, and SMDC’s 60-day volume-weighted average price (“VWAP”).

•                       The Cost approach was deemed appropriate to estimate the fair value of SMDC because the company relies heavily on the sale of its inventory of real properties to generate its revenues. The value of SMDC is primarily driven by its asset base which primarily consists of raw land, condominium units for sale, and properties under development.

•                       EV/EBITDA was selected as one of the appropriate multiples to estimate the fair range of market values for SMDC. EV/EBITDA multiple is generally not sensitive to differences in capital structures, depreciation and amortization policies, and tax treatments. In contrast, the P/E multiple will be sensitive to these differences. As such, MS&Co. considered the use of EV/EBITDA multiple instead of either the P/E or P/B multiples. The P/B multiple was not considered as an appropriate method to value SMDC because this multiple does not take into account the earnings potential of SMDC. Further, a large portion of SMDC’s assets is comprised of real properties which currently do not reflect the fair market values of the assets.

•                       Actual observed market prices were also used and forms part of the range of values. The closing price as of March 27, 2013, the last trading day for the month, and the 60-day volume-weighted average prices from the Valuation Date were used.

•                       The Income approach was no longer considered as a relevant method since SMDC relies heavily on the sale of its real property inventories rather than on recurring rental income. Further, the projected cash flows provided by SMDC’s management were only limited to a three-year period. Three-year projection in our opinion is not sufficient to capture the full value over the complete cycle from land development to point of turnover of a real estate developer.

2.2                               The valuation results of SMPHI are presented below.

Valuation results - SMPHI

	Per share (PhP)	Total (PHP’M)
Cost approach	19.39	336,888
Income approach
7% growth rate	24.22	420,820
6% growth rate	22.38	388,790
5% growth rate	20.62	358,231
Market approach
EV/EBITDA - weighted average	18.33	318,525
Closing price as of March 27, 2013	19.10	331,837
60-day volume-weighted average share price	18.68	324,466
Valuation range	18.33 to 24.22	318,525 to 420,820

Source: MS&Co. analysis

•                       MS&Co. selected five methodologies to estimate the fair range of market values for SMPHI. These are the Cost approach, the Income approach, EV/EBITDA multiple, SMPHI’s market closing price as of the Valuation Date, and SMPHI’s 60-day weighted average volume price.

•                       In contrast to SMDC, SMPHI generates recurring and stable rental and lease revenues. As such, MS&Co. selected the Income approach to estimate the fair range of values of SMPHI since SMPHI’s future cash flows may be estimated using historical financial figures.

•                       Cost approach is applicable to SMPHI as the company also relies heavily on its real property assets to generate its revenues. Given that CBRE based the fair value of SMPHI’s malls primarily on discounted cashflows, the appraised values take into account the recurring revenues attributable to these properties.

•                       EV/EBITDA was selected as one of the methodologies to estimate the fair range of market values for SMPHI. Some of the comparable companies researched over the course of the valuation work have materially different gearing ratios compared to SMPHI and apply different accounting treatments. As such, MS&Co. selected EV/EBITDA as an appropriate multiple to be used as it generally does not take into account differences in leverage, amortization and tax treatment. Further, MS&Co. used the closing price as of March 27, 2013 and the 60-day weighted average volume price as this is the traded market value of SMPHI as of the Valuation date.

2.3                               Given the above fair ranges of values, the range of exchange ratios for the share-for-share swap transaction is 0.280 to 0.537 shares of SMPHI for every 1 share of SMDC. Based on the management-determined share-swap ratio of 0.472 SMPHI share for every 1 SMDC share, the planned exchange is fair from a financial point of view.

3                                         Organization background and structure of SM Land, Inc.

3.1                               Corporate information

SM Land, Inc. (“SM Land”) was incorporated on March 10, 1960 and is engaged primarily in real estate development, investment in shares of stock of other companies, and in leasing and subleasing of properties. It currently derives income from dividends received from investment in shares of stock of SMDC, SMPHI, SMIC, Banco de Oro (“BDO”), Chinabank (“CBC”), Ayala Corporation, PLDT, Prime Media Holdings, and other companies. SM Land also derives its income from lease agreements with third parties and related parties, including SMIC, SMPHI, SM Mart Inc. (“SM Mart”), Supervalue, Inc. (“SVI”), Super Shopping Market, Inc. (“SSMI”), and Sanford Marketing Corporation (“Sanford”).

Ownership structure

SM Land is closely held by the Sy Family and SMIC. Below is a summary of shareholdings, with respective percentage of ownership in SM Land as of 2013.

Source: SM Land, Inc. 2013 general information sheet

4                                         Organization background and structure of SM Development Corporation

4.1                               Corporate information

SM Development Corporation (“SMDC”), a subsidiary of SMIC, is primarily engaged in the development of residential units. The company’s residential projects are primarily located within Metro Manila and cater to the middle-income sector.

SMDC was first listed with the Philippine Securities and Exchange Commission (“SEC”) on July 12, 1974 as Ayala Fund, Inc. (“AFI”) with a PHP15.0 million subscribed capital stock. In 1986, AFI changed its name to SM Fund, Inc. (“SMI”) when the SM Group of companies took majority ownership. SMI subsequently was renamed to SMDC in May 1996. On April 21, 1997, the company amended its by-laws and increased its authorized capital stock to PHP8.0 billion with PHP1.00 par value per share. Currently, the company’s authorized capital stock amounts to PHP12.4 billion with PHP1.00 par value per share.

Ownership structure

As of March 31, 2013, SMDC is 65.18% owned by SM Land which is also a subsidiary of SMIC. Based on the unaudited financial statements as of March 31, 2013, the company has 9,271,204,239 issued and outstanding common shares. Other major owners of SMDC are PCD Nominee Corporation with 17.26% ownership (82% Filipino, 18% Foreign), Syntrix Holdings, Inc. with 7.07% ownership, Sysmart Corporation with 5.14% ownership and Sybase Equity Investments Corporation with 1.20% ownership. Other than the mentioned top five stockholders, the Company has no known stockholder that owns more than 1% of its common stock.

Source: List of Top 100 Stockholders as of March 31, 2013

As of March 31, 2013 SMDC had nine (9) wholly-owned subsidiaries, all of which are either engaged in real estate property development or land holding. Four of the subsidiaries were recently acquired in 2012. This is discussed further in section 4.2.1

Projects

Based on the 2012 annual report, SMDC had 19 project developments in 8 strategic locations, namely: Makati City, Mandaluyong City, Manila City, Parañaque City, Pasay City, Quezon City, Taguig City and Tagaytay City.

Chateau Elysee, is owned by SM Synergy Properties Holdings Corp., a wholly owned subsidiary of SMDC.

All projects stated above are registered with the Board of Investments (BOI) as a developer of low-cost housing projects, thus entitling it to a three-year income tax holiday incentive.

4.2                               Financial information

4.2.1                     Financial performance and position

MS&Co. conducted an analysis of the historical financial performance of SMDC in order to understand the value drivers of the company. The analysis included historical revenue, cost and margin analysis. Given that SMDC is a real estate company, the asset base was likewise studied to understand the different asset groupings and how it relates to value generation.

The income statements and balance sheets are presented below.

Consolidated statement of financial performance

	Audited			Unaudited	2010 to 2012
PHP’M	2010	2011	2012	3M2013	% of revenue[1]	CAGR
Revenue from real estate sales	9,118	16,184	21,578	5,859	100.0%	53.8%
Cost of real estate sold	5,041	9,674	13,535	3,577	59.3%	63.9%
Gross profit	4,077	6,509	8,043	2,282	40.7%	40.5%
Operating expenses (“OPEX”)	1,335	2,343	3,627	852	15.3%	64.8%
Income from operations	2,742	4,167	4,417	1,430	25.4%	26.9%
Other income (charges)	428	(8)	574	(37)	2.4%	15.7%
Income before tax	3,171	4,158	4,991	1,392	27.9%	25.5%
Provision for income tax	149	(17)	86	29	0.6%	(24)%
Net income	3,022	4,175	4,904	1,363	27.2%	27.4%
Net income margin	33.1%	25.8%	22.7%	23.3%	n/a	(17.2)%

Note:      (1) Average % of total revenues from 2010 to 2012

Source: SMDC’s audited financial statements as of December 31, 2011 and 2012; Unaudited financial statement as of March 31, 2013

Consolidated statement of financial position

	Audited			Unaudited	2010 to 2012
PHP’M	2010	2011	2012	3M2013	% of total[1]	CAGR
Assets
Cash and cash equivalents	8,734	5,913	8,177	5,237	13.7%	(3.2)%
Trade and other receivables	7,920	16,193	26,539	30,729	27.1%	83.1%
Investments held for trading	381	384	579	679	0.8%	23.4%
Available-for-sale investments	3,933	4,727	4,974	5,762	8.0%	12.5%
Condominium units for sale	802	572	1,857	1,596	1.7%	52.1%
Land and development	16,680	19,801	29,107	32,022	37.1%	32.1%
Advances for project development	1,122	1,122	3,126	3,712	2.8%	66.9%
Investment property	747	707	735	724	1.3%	(0.8)%
Property and equipment, net	121	244	458	507	0.4%	94.4%
Deferred tax assets	49	126	280	405	0.2%	138.6%
Deposits and other assets	3,210	4,134	4,366	3,880	6.8%	16.6%
Total assets	43,700	53,925	80,198	85,253	100.0%	35.5%
Liabilities and equity
Liabilities
Loans payable	9,924	10,944	24,714	23,322	24.6%	57.8%
Accounts payable and other liabilities	5,467	5,110	13,013	14,907	12.7%	54.3%
Customers’ deposits	2,224	2,047	1,730	3,973	3.7%	(11.8)%
Income tax payable	36	2	22	34	0.0%	(20.8)%
Dividends payable	24	26	26	26	0.0%	4.9%
Deferred tax liabilities	368	388	555	697	0.8%	22.7%
Total liabilities	18,044	18,517	40,060	42,960	41.9%	49.0%
Equity					0.0%	0.0%
Capital stock	6,412	8,428	9,271	9,271	14.0%	20.2%
Additional paid-in capital	8,505	13,434	13,434	13,434	20.4%	25.7%
Retained earnings	8,562	10,904	14,544	15,908	19.3%	30.3%
Unrealized gain on AFS	2,176	2,642	2,889	3,681	4.5%	15.2%
Total equity	25,656	35,408	40,138	42,293	58.1%	25.1%
Total liabilities and equity	43,700	53,925	80,198	85,253	100.0%	35.5%

Note:                  (1) Average % of total assets from 2010 to 2012

Source:      SMDC 2011 and 2012 audited financial statements; Unaudited financial statements as of March 31, 2013, MS&Co. analysis

5                                         Valuation of SM Development Corporation

5.1                               Cost Approach

Under the Cost approach, assets and liabilities with available fair market values are marked-to-market.

•                       All real estate assets recorded under the books of SMDC were adjusted to reflect the movement in fair market value.

•                       The fair market value was based on the appraisal reports prepared by CBRE using various valuation methods, namely the market data approach and income approach.

•                       According to management, only available-for-sale investments and held for trading investments are subject to market valuation. Listed shares classified as available-for — sale investments are stated at fair market value. For shares of Tagaytay Resort Dev’t. Corp. (“TRDC”), we adjusted the value based on MS&Co. valuation.  MS&Co. used the Cost approach in valuing TRDC.

The table below presents the breakdown of available-for-sale investments.

Available for sale investments

Company	Carrying value as of 3M2013 (In PHP’M)	Number of shares	Latest share price (In PHP)	FMV as of 3M2013 (In PHP’M)
Listed shares
Highlands Prime, Inc.	770	337,911,101	2.28	770
Belle Corporation	4,193	735,553,561	5.70	4,193
Shang Properties, Inc.	652	189,550,548	3.44	652
Export and Industry Bank, Inc.[1]	2	7,829,000	0.26	2
Keppel Philippines Holding, Inc.	15	3,035,836	5.05	15
Picop Resources, Inc.[2]	8	40,000,000	0.21	8
Republic Glass Holdings Corporation	54	19,216,512	2.80	54
Benguet Corporation	2	88,919	17.70	2
Unlisted shares
Tagaytay Resort Dev’t. Corp.	66	105,000	5,565.70	584
Total	5,762			6,280

Note:                  (1) Latest available share price is as of May 8, 2009

(2) Latest available share price is as of May 26, 2008

Source: Available-for-sale schedule as of March 31, 2013 provided by management; PSE; MS&Co. analysis

5.1.1                     The table below presents the appraised values of properties we excluded in determining fair market value of SMDC’s real properties.

Adjustments to the approximate FMV as of 3M2013

	Appraised values
Property	(In PHP’M)	Details
Makati Home Depot	1,602	Classified under deposits account
102 EDSA Realty Corp.	1,269	Classified under deposits account
Total	2,871

Source: CBRE appraisal as of February 28, 2013; SMDC management

The adjusted fair market value of SMDC’s real properties is shown below.

Adjusted fair market value of real properties as of March 31, 2013 (In PHP’M)

Approximate FMV as of 3M2103	89,002
Adjustments	2,871
Adjusted FMV of real properties as of 3M2013	86,131

Source: CBRE appraisal as of February 28, 2013; SMDC management; MS&Co. analysis

5.1.2                     The following table summarizes the computation for SMDC net asset value per share as of the Valuation Date, using the Cost approach.

Cost approach

Amounts in PHP’M		13-Mar-13
Total assets		85,253
Total liabilities		42,960
Unadjusted NAV		42,293
Adjustment to reflect fair value of properties

Fair value of available-for-sale securities	6,280
Carrying value of available-for-sale securities	5,762	519

Adjusted fair value of real estate properties	86,131
Carrying value as of March 31, 2013
Condominium units for sale	1,596
Land and development	31,666
Investment properties	724
Advances for project development	3,667
	37,653	48,478
Adjusted NAV		91,290
Number of shares outstanding		9,271,204,239
NAV per share		9.85

Source: Unaudited financial statements as of March 31, 2013; CBRE master property list; MS&Co. analysis

5.2                               Market approach or capitalized earnings approach

In using the Market approach, MS&Co. gathered information relating to comparable publicly-listed companies operating in the same industry as SMDC. The CoCos were selected based on the nature of their business and the company structure.

In addition to SMDC, there are 39 property companies listed in the PSE. Out of the 39, 20 companies are engaged in the sale of real estate. From the 20 companies, the list of comparable companies were evaluated and then chosen based on the following:

•                  Majority (more than 50%) of the companies’ operating revenues should be derived from real estate sales

•                  Suite of products should include affordable to mid-end residential units

•                  Assets and operating revenues of the company should be relatively similar to SMDC’s asset and operating revenue levels

After considering the criteria listed above, MS&Co. identified Filinvest Land, Inc. (“FLI”) and Vista Land and Lifescapes, Inc. (“VLL”) as comparable companies. The table below presents the summary of the CoCos selection process.

SMDC CoCos Selection

			Products include	Operating
			affordable to mid-	revenues as of	Total assets as of
	Development		end residential	December 31, 2012	December 31,
Entity name	type	Revenue mix	units	(In PHP)	2012 (In PHP)
SMDC	Mid-market residential units	100% real estate sales	Yes	21,578,437,825	80,197,847,563
Selected
FLI	Affordable, mid-end and high-end residential units	83.2% real estate sales	Yes	10,575,688,000	81,927,264,000
VLI	Affordable, mid-end and high-end residential units	99.9% real estate sales	Yes	16,359,932,258	74,331,429,608
Excluded CoCos (18 companies)	Affordable, mid-end and high-end units	All CoCos derive majority of their operating revenues from real estate sales	14 out of the 17 CoCos sell affordable to mid-end residential units	Range below SMDC’s level: PHP15.3 million to PHP8.80 billion	Range below SMDC’s level PHP0.48 billion to PHP35.97 billion

				Range above SMDC’s level: PHP25.37 billion to 49.0 billion	Range above SMDC’s level: PHP142.72 billion to PHP231.23 billion

Note:                  Operating revenues and asset figures were based on CoCos 2012 annual reports (latest available full-year financial information)

Source:      SMDC and CoCos 2012 annual reports; CoCos websites

Under the Market approach, MS&Co. considered the price-to-earnings (“P/E”) multiple, the price-to-book (“P/B”) multiple and the EV/EBITDA multiple in valuing SMDC. The respective earnings per share, book value per share and EBITDA of the CoCos were lifted from the Philippine Stock Exchange and quarterly reports as of March 31, 2013 of CoCos. The share prices used were based on the closing prices as of March 31, 2013.

5.2.1       The calculation for SMDC’s value using the Market approach is shown on the table below.

SMDC EPS, BVS and EBITDA per share

		Notes
Earnings per share (PHP)
Net income (In PHP’M)[1]	5,053	March 31, 2013 unaudited FS
Number of shares outstanding (’000)	9,271,204	March 31, 2013 unaudited FS
Earnings per share	0.55
Book value per share
Book value (In PHP’M)	42,293	March 31, 2013 unaudited FS
Number of shares outstanding (’000)	9,271,204	March 31, 2013 unaudited FS
Book value per share	4.56
EBITDA per share
EBITDA (In PHP’M)[2]	5,656	March 31, 2013 unaudited FS
Number of shares outstanding (’000)	9,271,204	March 31, 2013 unaudited FS
EBITDA per share	0.61

Note:                  (1) LTM net income = December 2012 net income – March 2012 net income + March 2013 net income

(2) LTM EBITDA = December 2012 EBITDA – March 2012 EBITDA + March 2013 EBITDA

Source:      MS&Co. analysis

Market approach - CoCos

Range of values per share	P/E (x)	P/B (x)	EV/EBITDA (x)
Earnings per share	0.55
Book value per share		4.56
EBITDA per share			0.61
Derived multiple (weighted average)	11.61	1.02	14.29
Value per share (PHP)	6.33	4.66	8.72
Range of values
Range of values per share, before adjustments
Number of shares (in millions)	9,271	9,271	9,271
Range of values, before adjustments
Less: Net debt (PHP’M)	N/A	N/A	18,086
Minority interest (PHP’M)	N/A	N/A	0
Preferred shares (PHP’M)	N/A	N/A	0
Equity value (PHP’M)	58,674	43,207	62,757
Number of shares (in millions)	9,271	9,271	9,271
Equity value per share (PHP)	6.33	4.66	6.77

Source: MS&Co. analysis

5.2.2                     Presented below are the share prices as of March 31, 2013 and its respective 30, 60 and 90 day volume-weighted average share price for SMDC.

Market approach - VWAP

Per share
Closing price as of March 27, 2013	8.47
Prior to valuation date
30-day volume weighted average share price	8.30
60-day volume weighted average share price	8.22
90-day volume weighted average share price	7.85

Source: PSE; Bloomberg

6                                         Organization background and structure of SM Prime Holdings Inc.

6.1                               Corporate information

SM Prime Holdings Inc. (“SMPHI”) is the leading developer and operator of shopping malls in the Philippines. SMPHI also operates malls in China. Its operations are mainly driven by rentals from tenants, sales of cinema tickets, income from amusement centers and others.

SMPHI was incorporated in January 6, 1994, and is currently headquartered on Mall of Asia Arena Annex Building, Coral Way cor. J.W. Diokno Blvd., Mall of Asia Complex, Brgy. 76, Zone 10, CBP-1 A, Pasay City.

SMPHI competes with local mall operators and other retailers such as Ayala Malls, Robinsons Malls, Puregold, and Shopwise. The advantage of SMPHI in this competitive industry rests upon its strategic locations, effective tenant mix, and long-standing brand.

SMPHI has an extensive customer base; the revenue stream of the company is not reliant on one or a few clients. Major anchor tenants in the Philippines include SM Department Stores, SM Supermarkets, SM Hypermarkets, Ace Hardware, National Bookstore, KFC, Jollibee, Watsons (Philippines), Uniqlo, and Forever 21. Major anchor tenants in China include Wal-Mart, SM Laiya Department Stores, Wanda Cinema, McDonald’s, KFC, and Watsons.

Ownership structure

The major shareholders of SMPHI are SM Land Inc., which has a 40.96% stake; PCD Nominee Corp., which has a 34.43% stake; and SM Investments Corp., which has a 21.65% stake in SMPHI. SMIC, through SM Land Inc., indirectly owns 27.4% of SMPHI resulting in an effective ownership of 49.1%

SMPHI is a listed company in the Philippine Stock Exchange. As of March 31, 2013, 5.3 million shares, which represent a 30.5% of the total outstanding shares, are owned by the public.

The diagram below summarizes the ownership structure of the SMPHI.

Source: SMPHI 2012 Annual report

6.2                               Financial information

6.2.1                     Financial performance and position

MS&Co. conducted an analysis of the historical financial performance of SMPHI in order to understand the value drivers of the company. The analysis includes historical revenue, cost and margin analysis. Given that SMPHI is a commercial leasing company, the revenues were likewise studied to understand the behaviour of leasing income and how it relates to value generation.

The income statements and balance sheets are presented below.

Consolidated statement of financial performance

	Audited			Unaudited	2010 to 2012
PHP’M	2010	2011	2012	3M2013	% of total	CAGR
Total revenues	23,716	26,897	30,726	7,830	100.0%	13.8%
Operating expenses	(11,271)	(12,277)	(13,995)	(3,604)	-46.2%	11.4%
Income from operations	12,445	14,620	16,731	4,226	53.8%	16.0%
Other income (charges)- net	(1,648)	(2,400)	(2,442)	(445)	-7.9%	21.8%
Income before income tax	10,797	12,220	14,289	3,781	45.8%	15.0%
Income tax
Current	(2,450)	(2,932)	(3,313)	(902)	-10.7%	16.3%
Deferred	(207)	94	(53)	10	-0.2%	-49.2%
Total income tax	(2,657)	(2,838)	(3,367)	(891)	-10.9%	12.6%
Net income	8,140	9,382	10,922	2,890	34.9%	15.8%

Source: SMPHI 2012 Annual report; SMPHI 3M2013 financial statements; MS&Co. analysis

Consolidated statement of financial position

	Audited			Unaudited	2010 to 2012
PHP’M	2010	2011	2012	3M2013	% of total	CAGR
Assets
Current Assets
Cash and cash equivalent	9,720	8,290	9,707	19,068	7.1%	-0.1%
Short-term investments	877	877	821	816	0.7%	-3.2%
Investments held for trading	500	813	759	457	0.5%	23.2%
Receivables	3,980	4,708	5,880	5,763	3.7%	21.5%
Available-for-sale investments	1,104	1,000	1,000	1,000	0.8%	-4.8%
Prepaid expenses and other current assets	1,104	1,276	1,440	1,566	1.0%	14.2%
Total Current Assets	17,285	16,964	19,607	28,671	13.8%	6.5%
Noncurrent Assets
Investment properties - net	93,940	107,836	124,087	126,017	82.9%	14.9%
Derivative assets	738	116	110	138	0.3%	-61.4%
Deferred tax assets	223	254	190	187	0.2%	-7.6%
Other noncurrent assets	3,946	3,154	4,135	4,656	2.9%	2.4%
Total Noncurrent Assets	98,848	111,360	128,522	130,998	86.2%	14.0%
Total assets	116,133	128,324	148,130	159,669	100.0%	12.9%

Liabilities and stockholders’ equity
Current liabilities
Loans payable	—	—	800	800	0.2%	n/a
Accounts payable and other current liabilities	6,797	10,150	11,399	11,380	7.2%	29.5%
Current portion of long-term debt	767	799	1,792	2,611	0.8%	52.9%
Income tax payable	404	623	633	1,123	0.4%	25.2%
Total Current Liabilities	7,967	11,572	14,623	15,914	8.6%	35.5%
Noncurrent Liabilities
Long-term debt - net of current portion	38,077	40,094	49,647	57,015	32.5%	14.2%
Tenants’ deposits	6,466	7,467	8,386	8,556	5.7%	13.9%
Liability for purchased land - net of current	1,619	1,551	1,215	1,042	1.1%	-13.4%
Deferred tax liabilities	1,323	1,259	1,278	1,266	1.0%	-1.7%
Derivative liabilities	710	238	244	237	0.3%	-41.3%
Other noncurrent liabilities	1,022	1,797	1,836	1,879	1.2%	34.0%
Total Noncurrent Liabilities	49,216	52,405	62,607	69,994	41.8%	12.8%

Equity
Capital stock	13,918	13,918	17,393	17,393	11.5%	11.8%
Additional paid-in capital - net	8,219	8,219	8,219	8,219	6.3%	0.0%
Cumulative translation adjustment	590	873	544	516	0.5%	-3.9%
Unrealized gain on AFS	4	—	—	—	0.0%	-100.0%
Retained earnings:
Appropriated	7,000	7,000	27,000	27,000	9.9%	96.4%
Unappropriated	28,562	33,866	16,890	19,680	20.8%	-23.1%
Treasury stock	(101)	(101)	(101)	(101)	-0.1%	0.0%
Non controlling interest	759	573	955	1,055	0.6%	12.2%
Total equity	58,950	64,347	70,900	73,761	49.6%	9.7%
Total liabilities and equity	116,133	128,324	148,130	159,669	100.0%	12.9%

Source:      SMPHI 2011 and 2012 Annual report; SMPHI 2011 Audited financial statements; SMPHI 3M2013 financial statements; MS&Co. analysis

Note:                  Change in policy regarding allowance for doubtful accounts resulted in adjustments in the 2010 amounts

6.2.2                     Based on the analysis conducted on the historical financial statements of SMPHI, together with interviews and representations from SMPHI management, assumptions to support the financial projections were derived. Summarized below are the assumptions used to estimate the projection scenarios of SMPHI.

List of assumptions for financial performance

Account	Assumption	Remarks
Philippine operations
		The historical growth rate is 7.0% in 2011 and 8.0% in 2012;
		Revenues are projected to grow at 7.0%
Growth rate of rent pertaining to malls existing as of 2011	5-7%	A 5.0% growth assumption is also included which represent the terminal growth rate for mature malls, and 6.0% growth scenario is included which represents a balanced growth assumption
Lease escalation rate of new malls	5%	Based on contracts with lessee. This is the normal escalation rate on the fixed portion of the lease payments
Occupancy rates
First year of opening	75%	Based on historical data;

Second year of opening	85%	Also, for the first year of opening, new malls are assumed to open during the last quarter and shall only have

After two years of opening	95%	a three-month contribution to rent revenues.
Cinema ticket sales annual growth rate	5%	Cinema ticked sales grew at a CAGR of 12.1% from 2010 to 2012 The projected growth rate is conservative compared to the historical, and approximates the inflation rate plus a marginal premium
		Amusement and other revenues grew at a CAGR of 18.6% from 2010 to 2012
Amusement and other revenues annual growth rate	5%	The projected growth rate is conservative compared to the historical, and approximates the inflation rate plus a marginal premium
Operating expenses	45.5% to 46.5% of total	Approximates the hisorical ratio of local OPEX to revenues of 45.7% from 2010 to 2012
Income tax rate	24.3% to 24.5%	Approximates the average historical effective income tax rate, which is the ratio of taxes to net income before tax of 24.1% from 2010 to 2012
China operations
Revenues
Lease escalation rate	3% to 20%

Revenue assumptions in China are forecasted differently for each mall. The assumptions include average lease rates, management fee rates, lease escalation rates, management fee escalation, occupancy, and rental discounts

Occupancy rate	50% to 100%
Rental discounts	10% to 50%

Operating expense	Various rates depending on mall

Operating expenses in China are based on assumptions such as inflation rate, salaries and wage increase, land use right rates, and taxes and licenses. These assumptions are forecasted separately per mall.

Source:          MS&Co analysis

List of assumptions for financial position

Account	Assumption	Remarks
Philippine operations
Receivables	20.8% of revenues	Based on the ratio of Accounts receivables to Revenues in 2012; Historically, receivables averaged 21.2% of revenues from 2010 to 2012
Based on planned CAPEX ranging from PHP22.4 billion to PHP38.0 billion per year;
Investment properties	Predetermined CAPEX	Per square meter cost based on historical mall development costs and increased by 5% per year
Accounts payable and other current liabilities	105.0% of the gross OPEX, excluding depreciation	Historically, the accounts payable as a percentage of total OPEX averaged at 107.1% from 2010 to 2012.
Long term loans	Predetermined loan availments	Based on the planned loan availments, and the amortization of existing and future loans.
Tenant’s deposit	Increase by 12.0% per annum	Based on the growth of the account from 2011 to 2012
Dividends	50.0% of the prior year’s net income	Historically, the 2011 dividends were 49.2% of the 2010 net income, while the 2012 dividends were 43.1% of the 2011 net income
China operations
Receivables	6.45% of revenues	Based on the ratio of Accounts receivables to Revenues in 2012
Fixed assets	Predetermined CAPEX	Based on planned CAPEX ranging from USD57 million to USD440.2 million per year;
Tenant’s Deposit
2013 - 2014	25% of revenues from third party tenants
2015 - 2016	21% of revenues from third party tenants	Historically, tenant’s deposits averaged 22.4% of revenues from third party tenants from 2008 to 2010
2017 - 2018	17% of revenues from third party tenants

Source: MS&Co analysis

7                                         Valuation of SM Prime Holdings, Inc.

7.1                               Cost Approach

Under the Cost approach, assets and liabilities with available fair market values are marked-to-market.

•                       Operational malls in the Philippines and in China and other real estate properties recorded under the books of SMPHI were adjusted to reflect the movement in fair market value. The fair market value was based on the appraisal reports prepared by CBRE using various valuation methods, namely the cost, direct capitalization and discounted cash flow approaches.

•                       Financial liabilities were adjusted to reflect the fair values represented in their 3M2013 interim financial statements as of the Cut-off date.

•                       According to management and the 2012 audited financial statements, SMPHI is not involved in any pending critical litigation. SMPHI’s legal advisors represent that the company is not involved in any significant cases which may give rise to contingent liabilities.

7.1.1                     The following table summarizes the computation for SMPHI net asset value per share as of the Valuation Date, using the Cost approach.

Cost approach

PHP’M		3M2013
Total assets		159,669
Total liabilities		85,908
Unadjusted NAV		73,761
Adjustment to reflect fair value of Philippine properties
Fair value of Philippine malls	286,826
Carrying value of Philippine malls
Land	(10,559)
Land use rights & leasehold improvements	(865)
Building and improvements	(52,400)
Other assets	(8,019)
	(71,843)	214,983

Fair value of other Philippine properties	13,141
Carrying value of other Philippine properties	(9,691)
		3,450
Adjustment to reflect fair value of China properties
Fair value of China malls	54,642
Carrying value of China malls	(15,892)
		38,750
Fair value of other China properties	19,324
Carrying value of other China properties	(1,727)
		17,597
Adjustment to reflect fair value of financial liabilities
Fair value of financial liabilities	(72,872)
Carrying value of financial liabilities
Long-term debt	59,626
Tenant’s deposits	8,556
Liability for purchased land	1,042
Other non-current liabilities	1,439
	70,663	(2,209)
Adjusted NAV		346,332
Adjusted minority interest		(9,443)
Adjusted NAV attributable to SMPHI stockholders		336,888
Number of shares outstanding		17,374
NAV per share		19.39

Note:                  Minority interest was deducted to reflect NAV attributable to SMPHI stockholders. Minority interest was adjusted to reflect fair value adjustments on property attributable to minority interests

Source:      MS&Co. analysis

7.2                               Market approach or capitalized earnings approach

In using the Market approach, MS&Co. collated information relating to comparable publicly-listed companies operating in the same industry as SMPHI. In searching for comparable companies for SMPHI, MS&Co initially focused on the listed retail real estate companies in the Philippines. To determine the comparability of the firms in the initial list of property companies in the PSE, the two criteria used were: (1) the revenue composition of the company and (2) the scale of the companies’ operations as compared to SMPHI.

With regard to the revenue composition, MS&Co. analyzed the operations of each of the property companies in the PSE and determined the significant contributors to their revenues. To be comparable with SMPHI, the firm’s revenues from shopping center operations or leasing of commercial spaces should be the largest contributor to its total revenues. From the

40 property-related companies in the PSE, only four companies were deemed comparable based on their revenue composition.

After eliminating companies based on their revenue composition, the firms were then evaluated based on the scale of their operations. Companies which operate less than 10 malls were eliminated. Of the four, only Robinsons Land Corporation was able to meet this requirement with 32 malls as compared to the other companies with only one to five malls.

Upon exhausting the companies in the Philippines, the Firm extended the search for comparable companies in the region. According to the Factiva database, there are three listed retail-oriented companies in the South East Asia and East Asia regions. These companies’ revenues are comprised of shopping center operations and leasing of commercial spaces and these companies have multiple shopping centers in their specific markets. Two of the companies, Central Pattana Public Co. Ltd. and CapitaMalls Asia Ltd., have operations centered on high growth economies, Thailand and China. The other company, AEON Mall Co., Ltd., is focused on the Japanese region and was eliminated since its operations are primarily focused on the Japanese consumer market. The table below presents the summary of the CoCos selection process.

CoCos selection

Entity name	Mall operations have the largest revenue contributions	Malls operated should be more than 10	Majority of revenues from growing economies
SM Prime Holdings, Inc.	100.0%	51	Philippines, China
Selected companies
Robinsons Land Corporation	47.6%	32	Philippines
Central Pattana Public Co. Ltd.	78.4%	21	Thailand
CapitaMalls Asia Ltd.	99.2%	101	China, Malaysia, India
Excluded CoCos (3 companies)	All CoCos have mall operations as their largest revenue contributor	Eliminated local CoCos have three and five malls/commercial centers.	Eliminated CoCo has virtually all of its revenues sourced from Japan

Source: Companies 2012 annual reports

Under the Market approach, the price-to-earnings (“P/E”) multiple, the price-to-book (“P/B”) multiple and the EV/EBITDA multiple were considered in valuing SMPHI. The respective earnings per share, book value per share, EV and EBITDA of the CoCos were computed from the latest available financial statements of the CoCos. The share prices used were based on the closing prices as of March 31, 2013.

7.2.1                     The calculations for SMPHI’s EPS, Book value per share and EBITDA per share is shown on the table below:

SMPHI EPS, BVS and EBITDA per share

		Notes
Earnings per share (PHP)
Net income (In PHP’M)[1]	11,279	March 31, 2013 unaudited FS
Number of shares outstanding (‘000)	17,373,678	March 31, 2013 unaudited FS
Earnings per share	0.65
Book value per share
Adjusted book value (In PHP’M)[2]	72,706	March 31, 2013 unaudited FS
Number of shares outstanding (‘000)	17,373,678	March 31, 2013 unaudited FS
Book value per share	4.18
EBITDA per share
EBITDA (In PHP’M)[3]	20,632	March 31, 2013 unaudited FS
Number of shares outstanding (‘000)	17,373,678	March 31, 2013 unaudited FS
EBITDA per share	1.19

Note:                  (1) Annualized net income was computed by deducting 1Q12 net income and addition of 1Q13 net income

(2) Minority interest was deducted to reflect book value attributable to SMPHI’s shareholders

(3) Annualized EBITDA was computed by deducting 1Q12 EBITDA and addition of 1Q13 EBITDA

Source:      March 31, 2013 unaudited FS: MS&Co. analysis

7.2.2                     The calculation for SMPHI’s value using the Market approach is shown on the table below.

Market approach - CoCos

	Weighted average
Range of values per share	P/E (x)	P/B (x)	EV/EBITDA (x)
Earnings per share	0.65
Book value per share		4.18
EBITDA per share			1.19
Derived multiple	22.66	4.17	17.49
Value per share (PHP)	14.71	17.47	20.77
Range of values
Range of values per share, before adjustments
Number of shares (‘000)	17,373,678	17,373,678	17,373,678
Range of values, before adjustments
Less: Net debt (PHP’M)	N/A	N/A	41,358
Minority interest (PHP’M)	N/A	N/A	1,055
Equity value (PHP’M)	255,605	303,488	318,525
Number of shares (‘000)	17,373,678	17,373,678	17,373,678
Equity value per share (PHP)	14.71	17.47	18.33

Source:  MS&Co. analysis

7.2.3                     Presented below are the share prices as March 31, 2013 and its respective 30, 60 and 90 day volume-weighted average share price for SMPHI.

Market approach - VWAP

Share price
Closing price as of March 27, 2013	19.10
Prior to valuation date
30-day volume-weighted average share price	18.66
60-day volume-weighted average share price	18.68
90-day volume-weighted average share price	18.04

Source: Philippine Stock Exchange; MS&Co. analysis

7.3                               Income approach

In determining the DCF value of SMPHI, three (3) important variables were considered. These are: (a) the projected free cash flows to the firm, (b) the appropriate discount rate, and (c) the terminal value.

7.3.1                     Projected free cash flow to the firm (“FCFF”)

Projected FCFF is equivalent to the cash flows from operating (except interest income) and investing activities plus after-tax net interest expense of SMPHI from April 1, 2013 to December 31, 2018 (the “Forecast Period”). Projected FCFFs are discounted back to the Valuation Date at an acceptable discount rate to generate a value for the business.

The business plans and the related financial projections of SMPHI were based on management’s assumptions reflecting conditions it expects would exist and the courses of action it expects to take during the Forecast Period. MS&Co. would like to highlight that the management of SMPHI is responsible for representations about their plans and expectations, and for disclosure of significant information that might affect the ultimate realization of the business plans and the projected results.

There will usually be differences between the projected and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Hence, while MS&Co. exercised its best judgment in evaluating the assumptions, MS&Co. cannot provide assurance on the realization of the financial projections.

Given the uncertainties inherent in projecting financial performance, scenarios have been created to anticipate volatilities in SMPHI’s revenue streams. Same-store revenue growth of established malls has been estimated to be 7.0% which approximates the historical same-store growth rate of SMPHI. However, according to management, mature malls would have a same-store growth rate of 5.0% for terminal value computation purposes. These two growth estimates have been used as the aggressive and conservative bases, respectively, for the projection scenarios with regard to the established malls, since revenues from these properties comprise over 77% of SMPHI’s revenues over the projection period. An average growth rate of 6% was also utilized to represent a base case scenario for the revenue growth assumptions.

Projected FCFF are discounted back to the present date at an acceptable discount rate to generate a fair range of values for the business. Below are the computations of the present value (“PV”) of SMPHI’s projected cash flows for the three scenarios.

Revenue growth at 7%

Projected free cash flows - SMPHI

	Apr. to Dec.
PHP’M	2013	2014	2015	2016	2017	2018	Total
Net cash flows from (used in) operating activities
Income (loss) before income tax	12,579	17,887	19,498	21,560	24,270	27,938	123,732
Adjustments for:
Depreciation and depletion	3,325	5,284	6,082	6,778	7,619	8,113	37,201
Interest expense	1,625	2,492	3,418	3,986	4,438	4,725	20,684
Interest income	(337)	(170)	(122)	(133)	(137)	(138)	(1,038)
Other adjustments	29						29
Net working capital changes	1,711	1,692	2,284	2,217	2,151	2,564	12,618
Taxes	(3,355)	(4,152)	(4,573)	(5,099)	(5,682)	(6,539)	(29,400)
Net cash flows from (used in) operating activities	15,577	23,033	26,587	29,308	32,659	36,662	163,826
Capital expenditures	(34,777)	(27,091)	(28,105)	(28,829)	(22,411)	(22,988)	(164,200)
Projected FCFF	(19,200)	(4,058)	(1,517)	480	10,248	13,674	(374)
Period	0.75	1.75	2.75	3.75	4.75	5.75
WACC	7.0%
Discount factor	0.9507	0.8887	0.8307	0.7765	0.7259	0.6785
Discounted FCFF (from 3M12)	(18,253)	(3,607)	(1,260)	373	7,439	9,278	(6,030)

Source: MS&Co. analysis

Revenue growth at 6%

Projected free cash flows - SMPHI

	Apr. to Dec.
PHP’M	2013	2014	2015	2016	2017	2018	Total
Net cash flows from (used in) operating activities
Income (loss) before income tax	12,454	17,612	19,059	20,924	23,407	26,837	120,293
Adjustments for:
Depreciation and depletion	3,325	5,284	6,082	6,778	7,619	8,113	37,201
Interest expense	1,625	2,492	3,418	3,991	4,458	4,760	20,744
Interest income	(337)	(162)	(101)	(96)	(85)	(83)	(864)
Other adjustments	29						29
Net working capital changes	1,648	1,621	2,197	2,124	2,047	2,448	12,085
Taxes	(3,330)	(4,092)	(4,473)	(4,953)	(5,481)	(6,280)	(28,609)
Net cash flows from (used in) operating activities	15,414	22,756	26,182	28,768	31,965	35,794	160,880
Capital expenditures	(34,777)	(27,091)	(28,105)	(28,829)	(22,411)	(22,988)	(164,200)
Projected FCFF	(19,363)	(4,335)	(1,923)	(60)	9,554	12,806	(3,321)
Period	0.75	1.75	2.75	3.75	4.75	5.75
WACC	7.0%
Discount factor	0.9507	0.8887	0.8307	0.7765	0.7259	0.6785
Discounted FCFF (from 3M12)	(18,407)	(3,853)	(1,597)	(47)	6,935	8,689	(8,280)

Source: MS&Co. analysis

Revenue growth at 5%

Projected free cash flows - SMPHI

	Apr. to Dec.
PHP’M	2013	2014	2015	2016	2017	2018	Total
Net cash flows from (used in) operating activities
Income (loss) before income tax	12,329	17,335	18,617	20,298	22,593	25,800	116,974
Adjustments for:
Depreciation and depletion	3,325	5,284	6,082	6,778	7,619	8,113	37,201
Interest expense	1,625	2,497	3,435	4,028	4,511	4,833	20,928
Interest income	(337)	(153)	(87)	(85)	(85)	(83)	(831)
Other adjustments	29						29
Net working capital changes	1,586	1,551	2,113	2,036	1,950	2,341	11,577
Taxes	(3,305)	(4,031)	(4,372)	(4,808)	(5,290)	(6,037)	(27,844)
Net cash flows from (used in) operating activities	15,252	22,483	25,788	28,248	31,297	34,967	158,034
Capital expenditures	(34,777)	(27,091)	(28,105)	(28,829)	(22,411)	(22,988)	(164,200)
Projected FCFF	(19,525)	(4,608)	(2,317)	(581)	8,887	11,979	(6,166)
Period	0.75	1.75	2.75	3.75	4.75	5.75
WACC	7.0%
Discount factor	0.9507	0.8887	0.8307	0.7765	0.7259	0.6785
Discounted FCFF (from 3M12)	(18,562)	(4,095)	(1,925)	(451)	6,451	8,128	(10,455)

Source: MS&Co. analysis

7.3.2                     Discount rate

Determining an appropriate discount rate, which is reflective of both the general and specific risks of a company’s future income stream, is an important element of the Income approach or DCF methodology. The discount rate is also equated with the acceptable rate of return or “hurdle rate” of an investor for a specific investment opportunity taking into account the return on alternative investments and risk factor.

For this Report, weighted average cost of capital (“WACC”) was computed as the acceptable discount rate to be applied to the projected FCFF during the Forecast Period and the projected FCFF after the explicit Valuation  Period.

SMPHI’s after-tax cost of debt, pegged at 3.6%, pertains to the weighted average interest rate of SMPHI’s interest-bearing liabilities using March 31, 2013 interest rates. For variable rate loans, the market rate was provided by management. However, for the fixed rate loans, MS&Co. used the average lending rates of local universal banks for March 25, 2013 sourced from Business World. A tax rate was not used since SMPHI uses the Optional Standard Deduction offered by the BIR. As such, interest expense would not be deductible with regard to computing the income tax to be incurred.

The table on the next page presents the computation for the after-tax cost of debt of SMPHI.

SMPHI Loan payables breakdown as of March 31, 2013

			Interest	Weighted
PHP’M	Rate	Amount	rate	int. rate
Parent
PHP LOAN
1.2B PHILAM	Fixed	1,200	6.2%	0.1%
2.0B MBTC	Fixed	800	6.2%	0.1%
5.0B BDO CAP	Fixed	1,100	6.2%	0.1%
2.0B BPI	PDSTF + margin	2,000	1.1%	0.0%
1.0B LBP	PDSTF + margin	1,000	3.3%	0.1%
1.0B LBP	PDSTF + margin	1,000	3.0%	0.0%
1.0B MBTC	PDSTF + margin	880	12.4%	0.2%
1.0B BPI	PDSTF + margin	1,000	1.6%	0.0%
7.0B MBTC	PDSTF + margin	2,940	0.9%	0.0%
	PDSTF + margin	1,960	0.9%	0.0%
	Fixed	980	6.2%	0.1%
	Fixed	784	6.2%	0.1%
5.0B MBTC	PDSTF + margin	3,920	3.7%	0.2%
	PDSTF + margin	980	3.7%	0.1%
5.0B RCBC	Fixed	1,002	6.2%	0.1%
	Fixed	132	6.2%	0.0%
	Fixed	3,618	6.2%	0.4%
	PDSTF + margin	198	4.5%	0.0%
7.5B MBTC	PDSTF + margin	3,450	4.5%	0.3%
	PDSTF + margin	1,000	4.5%	0.1%
	Fixed	650	6.2%	0.1%
	Fixed	2,350	6.2%	0.2%
USD LOAN
25M SMBC	LIBOR + spread	204	2.1%	0.0%
	LIBOR + spread	204	2.1%	0.0%
	LIBOR + spread	204	2.1%	0.0%
	LIBOR + spread	204	2.1%	0.0%
	LIBOR + spread	204	2.1%	0.0%
30M HSBC	LIBOR + spread	1,224	2.1%	0.0%
20M HSBC	LIBOR + spread	816	2.1%	0.0%
270M SCB	LIBOR + spread	4,488	2.1%	0.2%
	LIBOR + spread	1,428	2.0%	0.0%
	LIBOR + spread	5,100	2.0%	0.2%
50M SMBC	LIBOR + spread	408	2.1%	0.0%
	LIBOR + spread	1,020	2.1%	0.0%
MBTC ($150M)	LIBOR + spread	6,120	2.2%	0.2%
ING ($50M)	LIBOR + spread	2,040	2.2%	0.1%

Subsidiaries
PHP LOAN
500M BPI	PDSTF + margin	500	3.7%	0.0%

RMB LOAN
350M ICBC	Floating rate based on Central Bank of China	1,734	5.8%	0.2%
150M ICBC	Floating rate based on Central Bank of China	400	5.8%	0.0%
250M ICBC	Floating rate based on Central Bank of China	985	6.2%	0.1%

Short-term PHP LOAN
BPI	Fixed	500	6.2%	0.1%
BPI	Fixed	300	6.2%	0.0%
Total interest-bearing liabilities		61,027		3.6%

Source:                SMPHI loan breakdown as of March 31, 2013; BSP loan interest rates during March 25, 2013

SMPHI’s cost of equity was computed using the Capital Asset Pricing Model (“CAPM”), which states that the Ke is based on the return generated from risk-free investments (“risk-free rate”) plus a premium for the risks associated with the business (“equity risk premium”).

The risk-free rate (“rf”) represents the minimum return investors would expect from credit risk-free securities. The rf of 4.0% was considered in the valuation of SMPHI. This was based on the 10-year Philippine Treasury Bond reissued on February 2013, the nearest auction date to the Valuation Date for an issue of a 10-year treasury bond.

The market risk premium (“RPm”) represents the excess return to compensate investors for taking a relatively riskier investment. MS&Co. assumed that 4.91% is the RPm, which is sourced from Aswath Damodaran in his paper “Equity Risk Premiums (ERP): Determinants, Estimation, and Implications  — The 2013 Edition. Damodaran utilizes several methodologies in determining the equity risk premium, which includes the survey approach, use of historical premiums and implied equity premiums.

The beta factor represents the measure of risk of a particular asset relative to the risk of a portfolio of all risky assets, based on the perception that its share prices move in line with the “market.” Levered beta factors are always considered in the valuation of companies.

Levered beta is the beta that takes into account the risk of SMPHI due to its capital structure and applicable tax rate.

WACC computation for SMPHI

MS&Co. used the unlevered beta of the real estate industry, specifically in the operations & services sector, in emerging markets from Aswath Damodaran

MS&Co. relevered the beta to reflect the target capital structure of SMPHI using the company’s target debt and equity ratios.

Relevered beta

Formula:	Unlevered beta * [1 + (1 - tax rate) * (D/E)]
Unlevered beta factor	0.65
Tax rate	0.0%
Debt ratio	50.0%
Equity ratio	50.0%
Relevered beta	1.30

Source: Aswath Damodaran website, MS&Co. analysis

The table below shows the computation of cost of equity using CAPM for SMPHI.

Cost of equity (“Ke”)

Risk-free rate (“Rf”)	4.0%
Total risk premium	4.9%
Relevered beta	1.30
Ke = Rf + b*(Rm-Rf)	10.4%

Source: Bureau of Treasury; Aswath Damodaran - Equity Risk Premiums (ERP): Determinants, Estimation and Implications - The 2013 Edition; Aswath Damodaran website, MS&Co. analysis

After performing the procedure as stated above, below is the computed WACC for SMPHI.

Weighted average cost of capital

	Debt-equity	WACC
	proportion	computation
Cost of debt
Interest rate		3.6%
Less: Tax rate		0.0%
Cost of debt	50.0%	3.6%
Cost of equity
Risk free rate (Rf)		4.0%
Total risk premium (Rp)		4.9%
Beta (b)		1.30
Cost of equity (Rf + b*Rp)	50.0%	10.4%
Total / WACC	100.0%	7.0%

Source: Bureau of Treasury, Aswath Damodaran website, MS&Co. analysis

7.3.3       Terminal value

The terminal value of a business represents its potential earnings beyond the projection period. The terminal value is determined by capitalizing the estimated cash flows beyond the Forecast Periods.

Terminal value and DCF value of SMPHI

The computation of the terminal value and the related present value of SMPHI is presented in the table below:

Enterprise value - SMPHI

PHP’M	5% growth	6% growth	7% growth
Terminal value cash flows = (FCFF - last projected year)	11,979	12,806	13,674
WACC	7.0%	7.0%	7.0%
Less: Projected same-store growth rate after 2018	5.0%	5.0%	5.0%
PV of terminal value cash flows	605,856	647,686	691,576
Discount factor	0.6785	0.6785	0.6785
Present value of terminal value cash flows	411,098	439,482	469,263
Total discounted FCFF	(10,455)	(8,280)	(6,030)
Enterprise value	400,644	431,202	463,232

Source: MS&Co. analysis

The total present values of projected FCFF in the 5%, 6%, and 7% revenue growth scenarios are PHP400.6 billion, PHP431.2 billion and PHP463.2 billion. This value represents the enterprise value of SMPHI as of the Valuation Date. In order to arrive at the equity value, certain adjustments such as deduction of long-term loans and preferred shares and addition of cash were made.

After the aforementioned adjustments, the range of values of SMPHI using the Income Approach is PHP358.2 billion to PHP420.8 billion or equivalent to PHP20.62 to PHP24.22 per share.

Income approach - SMPHI

PHP’M	5% growth	6% growth	7% growth
Enterprise value	400,644	431,202	463,232
Less: Net debt	41,358	41,358	41,358
Minority interest	1,055	1,055	1,055
Preferred shares	—	—	—
Equity value	358,231	388,790	420,820
Number of outstanding shares	17,374	17,374	17,374
Equity value per share	20.62	22.38	24.22

Source: MS&Co. analysis

8             Conclusion and Fairness Opinion

MS&Co. considered the Cost approach, Market approach, in particular the EV/EBITDA multiple, and Income approach as the most appropriate valuation methodologies in establishing the fair range of values of SMDC and SMPHI as of the Valuation Date.

8.1          The table below presents the valuation results of SMDC.

Valuation results - SMDC

	Per share (PHP)	Total (PHP’M)
Cost approach	9.85	91,290
Market approach
EV / EBITDA - weighted average	6.77	62,757
Closing price as of March 27, 2013	8.47	78,527
60-day volume weighted average share price	8.22	76,228
Valuation range	6.77 to 9.85	62,757 to 91,290

Source: MS&Co. analysis

8.2          The table below presents the valuation results of SMPHI.

Valuation results - SMPHI

	Per share (PhP)	Total (PHP’M)
Cost approach	19.39	336,888
Income approach
7% growth rate	24.22	420,820
6% growth rate	22.38	388,790
5% growth rate	20.62	358,231
Market approach
EV/EBITDA - weighted average	18.33	318,525
Closing price as of March 27, 2013	19.10	331,837
60-day volume-weighted average share price	18.68	324,466
Valuation range	18.33 to 24.22	318,525 to 420,820

Source: MS&Co. analysis

Given the above fair range of values, the range of exchange ratios for the share-for-share swap transaction is 0.280 to 0.537 shares of SMPHI for every 1 share of SMDC. Based on the SMIC share-swap ratio of 0.472 SMPHI shares for every 1 SMDC shares, the planned exchange is fair from a financial point of view.

This Report is for the benefit and information only of the addressees and the Authorized Recipients as indicated herein and in the Engagement Letter; and should not be quoted or referred to, in whole or in part, without MS&Co. prior written consent, except as specifically provided in the Engagement Letter. The terms of reference for this Report have been accepted by SMIC and MS&Co. will not accept responsibility or liability to any other party to whom the Report may be shown or who may acquire a copy of the same.

Yours faithfully,

Manabat Sanagustin and Co., CPAs

/s/ Michael Arcatomy H. Guarin
Michael Arcatomy H. Guarin
Partner and Head, Transactions and Restructuring Group

Appendix 1 - Overview of comparable cmpanies

SMDC

Filinvest Land, Inc. (“FLI”)

FLI was incorporated on November 24, 1989 and is primarily engaged in the development and sale of residential property, primarily housing units and subdivision lots. FLI real estate products includes socialized and affordable housing, medium-rise buildings, farm estates, industrial parks, resorts, membership clubs and condominiums.

Source: Factiva

Vista Land & Lifescapes, Inc. (“VLL”)

VLL was incorporated on February 28, 2007 and is an investment holding company engaged in real estate development. VLL currently operates five business units namely Brittany, Crown Asia, Camella Homes, Communities Philippines, and Vista Residences, Inc. in a broad range of real estate market from low-cost to high-end.

Source: Factiva, 2012 VLL annual report

Overview of Comparable Companies (“CoCos”)

		In PHP as of March 31, 2013		Derived mutiples
Company	Country	Assets (In PHP)	Revenue (In PHP)	P/E	P/B	EV/EBITDA
Filinvest Land, Inc.	Philippines	84,597,227,000	11,038,357,000	13.27	1.03	16.74
Vista Land & Lifescapes, Inc.	Philippines	76,359,000,000	18,398,109,454	9.89	1.02	11.75

Note: Revenues as of March 31, 2013 were computed as follows: December 2012 revenue —1Q2012 revenue +1Q2013 revenue

Source: FLI and VLL’s 2012 annual report, 1Q2012 financial statements, 1Q2013 financial statements, MS&Co. analysis

SMPHI

Robinsons Land Corporation

Robinsons Land Corporation is a Philippine listed company incorporated on 4 June 1980. It serves as the real estate investment arm of JG Summit Holdings, Inc. and its subsidiaries. The company is engaged in the business of selling, acquiring, constructing, developing, leasing, and disposing of real properties such as land, buildings, shopping malls, commercial centers and housing projects, hotels and other variants and mixed-used property projects. As of 2011, the company has four (4) wholly-owned subsidiaries and ownership in two (2) joint ventures

Central Pattana Public Co. Ltd.

Central Pattana Public Co. Ltd. engages in the investment and development of real estate properties. These properties include shopping centers, offices, hotels, residential buildings, water and recreational parks, and food centers. Segment 1 develops shopping centers, office buildings, and condominiums for rent, provides utility services, and operates play land and water theme parks in shopping centers. Segment 2 focuses on the sales of food and beverage in the shopping centres. Segment 3 engages in the business of hotels. The company was founded on June 17, 1980 and is headquartered in Bangkok, Thailand.

CapitaMalls Asia Ltd.

CapitaMalls Asia Ltd. operates as an investment holding company which owns, develops and manages shopping malls. The company has an integrated shopping mall business model encompassing retail real estate investment, development, mall operations, asset management and fund management capabilities. Its shopping malls portfolio includes ION Orchard, Plaza Singapore, CapitaMall Xizhimen, CapitaMall Wangjing, Raffles City Beijing and Raffles City Shanghai. The company operates through three segments: Management Business, Investment Business and Others. The Management Business segment includes the provision of asset and project management, fund management and mall management services. The Investment Business segment includes investments in retail properties held directly through subsidiaries or through associates and jointly controlled entities. The Others segment includes corporate office and group treasury. CapitaMalls Asia was founded on October 12, 2004 and is headquartered in Hong Kong.

Overview of Comparable Companies (“CoCos”)

		No. of shopping	In PHP as of March 31, 2013		Multiple
Company	Country	centers	Assets	Revenue	EV/EBITDA	P/B	P/E
Robinsons Land Corporation	Philippines	32	73,311,264,392	7,048,316,090	14.52	2.14	23.55
Central Pattana Public Co. Ltd.	Thailand	21	101,051,654,897	29,312,499,499	20.92	7.63	30.03
CapitaMalls Asia Ltd.	Hong Kong	101	331,665,626,400	12,688,466,471	14.93	1.21	14.26

Source: Factiva, Philippine Stock Exchange, Businessweek